                                                                    EXHIBIT 10.5



                                                             [Execution Version]


                                CREDIT AGREEMENT



                                     Among


                      INTEGRATED ELECTRICAL SERVICES, INC.
                                  as Borrower,


                           THE FINANCIAL INSTITUTIONS
                         NAMED IN THIS CREDIT AGREEMENT
                                   as Banks,

                                      and

                               NATIONSBANK, N.A.,
                             as Agent for the Banks



                                  $175,000,000



                                 July 30, 1998

                                  Arranged By:
                     NATIONSBANC MONTGOMERY SECURITIES LLC

                               TABLE OF CONTENTS


ARTICLE 1.       DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.3     Accounting Terms; Preparation of Financials  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.4     Types  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         1.5     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 2.       CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.1     Revolving Loan Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.2     Letter of Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.3     Swing Line Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.4     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.5     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.6     Breakage Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.7     Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.8     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.9     Market Failure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.10    Payment Procedures and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.12    Change of Lending Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 3.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.1     Conditions Precedent to Initial Extension of Credit  . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.2     Conditions Precedent to Each Extension of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 4.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.3     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.4     Absence of Conflicts and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.5     Investment Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.6     Public Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.7     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.8     Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.10    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         4.11    Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.12    Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.13    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.14    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.15    True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.16    Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 5.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.2     Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.3     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.4     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.5     Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.6     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.7     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.8     Other Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.9     Corporate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.10    Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.11    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.12    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.13    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.14    Lines of Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.15    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.16    Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.17    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.18    Payment of Certain Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.19    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 6.       DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.2     Termination of Revolving Loan Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.3     Acceleration of Credit Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.4     Cash Collateralization of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.5     Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.6     Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.7     Actions Under Credit Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.8     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.9     Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         ARTICLE 7.  THE AGENT AND THE ISSUING BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.1     Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.2     Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.3     Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.4     Bank Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.5     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.6     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.7     Successor Agent and Issuing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 8.       MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.1     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.2     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.3     Modifications, Waivers, and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.4     Survival of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.5     Assignment and Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.6     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.7     Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.8     Forum Selection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.9     Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.10    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.11    Amendment and Restatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.12    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.13    No Further Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

EXHIBITS

   Exhibit A        -       Form of Compliance Certificate
   Exhibit B        -       Form of Revolving Loan Borrowing Request
   Exhibit C        -       Form of Continuation/Conversion Request
   Exhibit D        -       Form of Revolving Loan Note
   Exhibit E        -       Form of Assignment and Acceptance
   Exhibit F        -       Closing Documents List
   Exhibit G        -       Form of Joinder Agreement
   Exhibit H        -       Form of Acquisition Certificate


SCHEDULES

   Schedule I       -       Administrative Information (Borrower; Agent; Banks)
   Schedule II      -       Disclosures (Existing Other Debt; Existing
                            Subsidiaries)
   Schedule III     -       Subordination Terms (Subordinated Debt)
   Schedule IV      -       Restricted Payment Terms (Qualified Preferred Stock)

                                CREDIT AGREEMENT


         This Credit Agreement dated as of July 30, 1998, is among Integrated Electrical Services, Inc., a Delaware corporation, as Borrower, the financial institutions named herein, as Banks, and NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., as Agent for the Banks.

         The parties hereto agree as follows:

ARTICLE 1.       DEFINITIONS AND ACCOUNTING TERMS.

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Person or group of Persons or any related group of assets, liabilities, or securities of any Person or group of Persons.

         "Acquisition Certificate" means an acquisition certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit H.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

         "Agent" means NationsBank in its capacity as an agent pursuant to
Article 7 and any successor agent pursuant to Section 7.7.

         "Agent Fee Letter" means the confidential letter agreement dated as of April 30, 1998, between the Borrower, the Agent and the Arranger regarding certain fees owed by the Borrower to the Agent in connection with this Agreement.

         "Agreement" means this Credit Agreement.

         "Applicable Margin" means, with respect to interest rates, unused commitment fees, and letter of credit fees and as of any date of its determination, an amount equal to the percentage amount set forth in the table below opposite the applicable ratio of (a) the consolidated Debt of the Borrower as of the end of the fiscal quarter then most recently ended to (b) the consolidated EBITDA of the Borrower for the four fiscal quarters then most recently ended:

                                   Applicable Margin
           Debt                    LIBOR Tranches and        Applicable Margin        Applicable Margin
         to EBITDA                Letter of Credit Fee       Prime Rate Tranche       Commitment Fee
         ---------                --------------------       ------------------       -----------------
         #1.00                             1.00%                    0.00%                     0.250%
         )1.00 but #1.50                   1.25%                    0.00%                     0.250%
         )1.50 but #2.00                   1.50%                    0.00%                     0.300%
         )2.00                             2.00%                    0.50%                     0.375%

Until delivery of the first Compliance Certificate, the foregoing ratio shall be deemed to be 1.01. Thereafter, the ratio and resulting Applicable Margin shall be based upon Schedule C of the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.2(a) or Section 5.2(b) (provided that for the period from the determination of the Applicable Margin based on the first Compliance Certificate until the date when the Applicable Margin is reset based upon the Compliance Certificate for the period ending December 31, 1998, the ratio shall be deemed to be the greater of the ratio as so determined or 1.01 and the Applicable Margin shall be set accordingly).

Any adjustments to the Applicable Margin shall become effective on the 45th day following the last day of each fiscal quarter or on the 90th day following the last day of each fiscal year as applicable; provided, however, that if any such Compliance Certificate is not delivered when required hereunder, the Applicable Margin shall be deemed to be the maximum percentage amount in each table from such 45th or 90th day until such Compliance Certificate is received by the Agent.

Upon any change in the Applicable Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Margin.

         "Applicable Lending Office" means, with respect to each Bank and for any particular type of transaction, the office of such Bank set forth in
Schedule I to this Agreement (or in the applicable Assignment and Acceptance by which such Bank joined this Agreement) as its applicable lending office for such type of transaction or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent for such particular type of transaction.

         "Arranger" means NationsBanc Montgomery Securities LLC, formerly known as NationsBanc Montgomery Securities, Inc.

         "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit E executed by an assignor Bank, an assignee Bank, and the Agent, in accordance with Section 8.5.

         "Banks" means the lenders listed as Banks on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 8.5(b).

         "Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 0.50%.

         "Borrower" means Integrated Electrical Services, Inc., a Delaware corporation.

         "Business Day" means any Monday through Friday during which commercial banks are open for business in Houston, Texas, Dallas, Texas, and, if the applicable Business Day relates to any LIBOR Tranche, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, with respect to any Person and any period of its determination, the consolidated expenditures of such Person during such period that are required to be included in or are reflected by the consolidated property, plant, or equipment accounts of such Person, or any similar fixed asset or long term capitalized asset accounts of such Person, on the consolidated balance sheet of such Person in conformity with generally accepted accounting principles.

         "Capital Leases" means, with respect to any Person, any lease of any property by such Person which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Cash Taxes" means, with respect to any Person and for any period of its determination, the consolidated cash taxes paid by such Person during such period, or with respect to any Persons which were organized as partnerships or subchapter S corporations during such period, all amounts owed by the respective partners or shareholders of such Persons with respect to taxes payable in connection with such partnership or equity ownership during such period.

         "Change of Control" means, with respect to the Borrower, (a) the direct or indirect acquisition after the date hereof by any Person or related Persons constituting a group of (i) beneficial ownership of issued and outstanding shares of Voting Securities of the Borrower, the result of which acquisition is that such Person or such group possesses 35% or more of the combined voting power of all then-issued and outstanding Voting Securities of the Borrower or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower, or (b) the individuals who, at the beginning of any period of 12 consecutive months, constitute the Borrower's board of directors (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders entitled to vote thereon was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Borrower's board of directors then in office.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Commonly Controlled Entity" means, with respect to any Person, any other Person which is under common control with such Person within the meaning of Section 414 of the Code.

         "Compliance Certificate" means a compliance certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit A, including the following attached Schedules:

         Schedule A:      The applicable financial reports provided under
         Section 5.2(a) or 5.2(b) ending on the date of the computation of the financial covenants.

         Schedule B:      A schedule of any adjustments to the financial
         reports in Schedule A to the Compliance Certificate, listed on a company-by-company basis, that are requested by the Borrower to reflect the financial results of Acquisitions made prior to the end of the applicable period, together with the supporting financial reports of the Acquisitions from which the Borrower prepared such adjustments, prepared in accordance with Section 1.3(c) and otherwise in a form acceptable to the Agent.

         Schedule C:      The computation of the financial covenants under this
         Agreement based upon the financial reports in Schedule B to the Compliance Certificate in a form acceptable to the Agent.

         "Consent" means the Consent, dated as of July 30, 1998, made by the Subsidiaries of the Borrower in favor of the Agent, consenting to the security interests granted to the Agent under the Pledge Agreements, together with any future agreements made by any Subsidiaries of the Borrower consenting to the grant to the Agent of any such security interests.

         "Continuation/Conversion Request" means a Continuation/Conversion Request in substantially the form of Exhibit C executed by a Responsible Officer of the Borrower and delivered to the Agent.

         "Contract Status Report" means a report, in form and substance acceptable to the Agent, detailing the status of each contract of any Restricted Entity which contract has a value equal to or greater than $7,500,000.

         "Credit Documents" means this Agreement, the Revolving Loan Notes, the Swing Line Note, the Fee Letter, the Agent Fee Letter, the Letter of Credit Documents, the Guaranty, the Security Documents, the Interest Hedge Agreements, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

         "Credit Obligations" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and the Banks (or with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under this Agreement, the Revolving Loan Notes, the Swing Line Note, the Letter of Credit Documents, and the other Credit

Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

         "Credit Parties" means the Borrower and the Guarantors.

         "Debt" means, with respect to any Person, without duplication, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business), (d) obligations of such Person as lessee under Capital Leases, (e) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, or other creditor assurances, in each case, assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) of this definition, (f) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) of this definition secured by any Lien on or in respect of any property of such Person, and (g) obligations of such Person evidenced by preferred stock or other equity interests in such Person which provide for mandatory redemption, mandatory payment of dividends, or similar rights to the payment of money. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (e) of the definition of Debt shall be valued at the maximum amount of the contingent liability thereunder, the amount of any Debt described in clause (f) that is not covered by clause (e) shall be valued at the lesser of the amount of the Debt secured or the book value of the property securing such Debt, and the amount of any Debt described in clause (g) shall be valued at the stated redemption value of such Debt as of the date of determination.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any amount due hereunder, a per annum interest rate equal to (a) if such amount is either outstanding principal accruing interest based upon a rate established elsewhere in this Agreement or accrued but unpaid interest thereon, the sum of (i) the interest rate established elsewhere in this Agreement from time to time for such principal amount, including any applicable margin, plus (ii) 2.00% per annum or (b) in all other cases, the Base Rate in effect from time to time plus the Applicable Margin for the Prime Rate Tranche in effect from time to time plus 2.00% per annum.

         "Derivatives" means any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

         "Dollars or $" means lawful money of the United States of America.

         "EBITDA" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense and income taxes of such Person for such period, plus the consolidated depreciation and amortization of such Person for such period, minus all extraordinary gains and all other non-cash income added to the consolidated net income of such Person for such period, and further, excluding the $17,036,000 non-cash, non-recurring compensation charge in connection with the Acquisition disclosed in the Borrower's March 31, 1998, Form 10-Q.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eligible Assignee" means, with respect to any assignment hereunder at the time of such assignment, any commercial bank organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof which has primary capital (or its equivalent) of not less than $250,000,000, is approved by the Agent, and, so long as no Event of Default exists, is approved by the Borrower, in either case, such approval not to be unreasonably withheld.

         "Environmental Law" means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

         "Event of Default" has the meaning specified in Section 6.1.

         "Federal Funds Rate" means, for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Fee Letter" means the letter agreement dated as of July 30, 1998, made by the Borrower in favor of the Banks, regarding the upfront fee payable to each Bank based upon such Bank's Revolving Loan Commitment.

         "Guaranty" means the Guaranty dated as of July 30, 1998, made by the Subsidiaries of the Borrower in favor of the Agent guaranteeing the Credit Obligations.

         "Guarantors" means (a) the Subsidiaries of the Borrower that have executed the Guaranty in connection with the execution of this Agreement and
(b) any future Subsidiaries of the Borrower that join the Guaranty pursuant to
Section 5.19.

         "Hazardous Materials" means any substance or material identified as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and as now or hereafter in effect; any substance or material regulated as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and as now or hereafter in effect; and any substance or material designated as a hazardous substance or hazardous waste pursuant to any other Environmental Law.

         "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the relevant Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. The maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Chapter 1D of
Article 5069 of the Texas Revised Civil Statutes, as amended, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

         "Interest Expense" means, with respect to any Person and for any period of its determination, the consolidated interest expense of such Person during such period.

         "Interest Hedge Agreements" means any swap, hedge, cap, collar, or similar arrangement between the Borrower and any Bank (or any Affiliate of any Bank) providing for the exchange of risks related to price changes in the interest rate on the Revolving Loan Advances under this Agreement.

         "Interest Period" means, with respect to each LIBOR Tranche, the period commencing on the date of such LIBOR Tranche and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select in the applicable Revolving Loan Borrowing Request or Continuation/Conversion Request (unless there shall exist any Default or Event of Default, in which case the Borrower may only select one month Interest Periods); provided, however, that:

         (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest

Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (c) the Borrower may not select an Interest Period for any LIBOR Tranche which ends after the Revolving Loan Maturity Date.

         "Interim Financial Statements" means the consolidated financial statements of the Borrower dated as of March 31, 1998, including the consolidated balance sheets of the Borrower as of the end of such fiscal quarter and the consolidated statements of income and cash flows for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter.

         "Issuing Bank" means NationsBank and any successor issuing bank pursuant to Section 7.7.

         "LIBOR" means, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR Tranche" shall mean any Tranche which bears interest based upon the LIBOR, as determined in accordance with Section 2.5.

         "Letter of Credit" means any commercial or standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to the terms of this Agreement.

         "Letter of Credit Application" means the Issuing Bank's standard form letter of credit application for either a commercial or standby letter of credit, as the case may be, which has been executed by the Borrower and accepted by the Issuing Bank in connection with the issuance of a Letter of Credit.

         "Letter of Credit Application Amendment" means the Issuing Bank's standard form application to amend a letter of credit for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the increase or extension of a Letter of Credit.

         "Letter of Credit Collateral Account" means a special cash collateral account pledged to the Agent containing cash deposited pursuant to Sections 2.2(d) or 6.4 to be maintained with the Agent in accordance with Section 2.2(g).

         "Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, Letter of Credit Application Amendments, and agreements, documents, and instruments entered into in connection with or relating thereto.

         "Letter of Credit Exposure" means, as of any date of its determination, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate of the reimbursement obligations of the Borrower under the Letter of Credit Applications and this Agreement.

         "Letter of Credit Sublimit" means $15,000,000.

         "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance, or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including any title retention for such purposes under any conditional sale agreement, any Capital Lease, or any other title transfer or retention agreement).

         "Majority Banks" means, at any time, Banks holding more than 50% of the then aggregate unpaid principal amount of the Revolving Loan Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time; provided that if no such principal amount or Letter of Credit Exposure is then outstanding, "Majority Banks" shall mean Banks having more than 50% of the aggregate amount of the Revolving Loan Commitments at such time.

         "Material Adverse Change" means any material adverse change in the business, operations, or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

         "NationsBank" means NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., in its individual capacity.

         "Net Worth" means, with respect to any Person and as of any date of its determination, the excess of (a) the assets of such Person over (b) the liabilities of such Person.

         "Partnership Pledge Agreement" means the Pledge Agreement dated as of July 30, 1998, made by the respective limited and general partners of each limited partnership Subsidiary of the

Borrower, in favor of the Agent granting the Agent a security interest in the partnership interests of such partners in such limited partnerships, to secure the Credit Obligations.

         "PBGC" means Pension Benefit Guaranty Corporation or its successor.

         "Permitted Debt" means all of the following Debt:

                 (a)      Debt in the form of the Credit Obligations;

                 (b) Debt in the form of indebtedness for borrowed money and letters of credit owed by any Subsidiary of the Borrower prior to the acquisition of such Subsidiary by the Borrower in an Acquisition transaction, or owed by any Person that is the subject of any Acquisition assumed by the Borrower or any Subsidiary of the Borrower in connection with such Acquisition, provided that with respect to any such indebtedness, arrangements satisfactory to the Agent for the repayment of such indebtedness within 30 days following the closing of the Acquisition are made prior to the closing of the Acquisition and such arrangements are executed;

                 (c) Debt in the form of (i) purchase money indebtedness and Capital Leases, (ii) indebtedness for borrowed money and letters of credit owed by any Subsidiary of the Borrower prior to the acquisition of such Subsidiary by the Borrower in an Acquisition transaction, or owed by any Person that is the subject of any Acquisition assumed by the Borrower or any Subsidiary of the Borrower in connection with such Acquisition, and (iii) other indebtedness, which Debt under clauses (i), (ii), and (iii) together are in an aggregate outstanding amount not to exceed $7,500,000;

                 (d)      Debt in the form of Subordinated Debt;

                 (e)      Debt in the form of Qualified Preferred Stock; and

                 (f) Debt in the form of reimbursement obligations for performance bonds issued in the ordinary course of business.

         "Permitted Investments" means all of the following investments:

                 (a) investments (including investments in the form of loans) in wholly-owned Subsidiaries of the Borrower;

                 (b) investments in the form of loans, guaranties, open accounts, and other extensions of trade credit in the ordinary course of business;

                 (c) investments in commercial paper, bankers' acceptances, loan participation agreements, and other similar investments, in each case, maturing in twelve months or less from the date of issuance and which, at the time of acquisition are rated A-2 or better by Standard & Poor's Corporation and P-2 or better by Moody's Investors Services, Inc;

                 (d) investments in direct obligations of the United States, or investments in any Person which investments are guaranteed by the full faith and credit of the United States, in either case maturing in twelve months or less from the date of acquisition thereof and repurchase agreements having a term of less than one year and fully collateralized by such obligations which are entered into with banks or trust companies described in clause (e) below or brokerage companies having net worth in excess of $250,000,000;

                 (e) investments in time deposits or certificates of deposit maturing within one year from the date such investment is made, issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus, and undivided profits aggregating at least $250,000,000 or a foreign branch thereof and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A-2 by Standard & Poor's Corporation or Prime-2 by Moody's Investors Services, Inc.;

                 (f) investments in money market funds which invest solely in the types of investments described in paragraphs (c) through (e) above; and

                 (g) loans and advances to directors, officers, and employees of the Credit Parties made in the ordinary course of business in an aggregate outstanding amount not to exceed $250,000.

In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments shall be taken at the original cost thereof (but without reduction for any subsequent appreciation or depreciation thereof) less any amount actually repaid or recovered on account of capital or principal (but without reduction for any offsetting investments made by the investee in the investor). For purposes of this Agreement, at any time when a corporation becomes a Subsidiary of the Borrower, all investments of such corporation at such time shall be deemed to have been made by such corporation at such time.

         "Permitted Liens" means all of the following Liens:

                 (a)      Liens securing the Credit Obligations;

                 (b) Liens securing purchase money debt, Capital Leases, and assumed or acquired indebtedness for borrowed money and letters of credit permitted under clause (b) of the definition of Permitted Debt provided that no such Lien is spread to cover any property not (i) purchased in connection with the incurrence of such Debt, in the case of purchase money debt, or (ii) covered by such Lien at the time of the assumption or acquisition of the indebtedness secured thereby, in the case of assumed or acquired indebtedness for borrowed money and letters of credit; and

                 (c) Liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money, the obtaining of advances or credit, or payment of legal judgments and which do not materially detract from the value of any Restricted Entity's assets or materially interfere with any Restricted Entity's business, including such (i) Liens for taxes, assessments, or other governmental charges or levies; (ii) Liens in connection with worker's compensation, unemployment insurance, or other social security, old age pension, or public liability obligations; (iii) Liens in the form of legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature; (iv) Liens in the form of vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property, including liens securing reimbursement obligations for performance bonds issued in the ordinary course of business; and (v) Liens in the form of zoning restrictions, easements, licenses, and other restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the applicable Restricted Entity or the value of such property.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

         "Plan" means any (a) employee medical benefit plan under Section 3(1) of ERISA, (b) employee pension benefit plan under Section 3(2) of ERISA, (c) multiemployer plan under Section 4001(a)(3) of ERISA, and (d) employee account benefit plan under Section 3(2) of ERISA.

         "Pledge Agreements" means, collectively (i) the Stock Pledge Agreement, (ii) the Partnership Pledge Agreement, and (iii) any future agreements granting the Agent a security interest in capital stock, partnership interests, or other membership interests of any Subsidiary (direct or indirect) of the Borrower, in each case, to secure the Credit Obligations.

         "Prime Rate" means, for any day, the fluctuating per annum interest rate in effect on such day equal to the rate of interest publicly announced by the Agent as its prime rate, whether or not the Borrower has notice thereof.

         "Prime Rate Borrowing" shall mean that portion of any Revolving Loan Borrowing which bears interest based upon the Base Rate as determined in accordance with Section 2.5.

         "Prime Rate Tranche" shall mean the Tranche which bears interest based upon the Base Rate, as determined in accordance with Section 2.5.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Qualified Preferred Stock" means, with respect to the Borrower and as of any date of its issuance, any shares of preferred stock of the Borrower that
(a) is issued after the date of this Agreement, (b) provides for its mandatory redemption on a date, if at all, that is on or after the first anniversary of the latest maturity of any of the Credit Obligations at the time issued, and
(c) provides in the applicable certificate of designation for the redemption of such shares and for the blockage of Restricted Payments in respect of such shares during the existence of a Default or an Event of Default (i) on the terms and conditions set forth on Schedule IV, or (ii) on terms approved by the Agent and the Majority Banks in their sole discretion, all such provisions to be in form and content satisfactory to the Agent and the Majority Banks in their sole discretion.

         "ratable share" or "pro rata share" means, with respect to any Bank and as of any date of its determination, either (a) the ratio of such Bank's Revolving Loan Commitment at such time to the aggregate Revolving Loan Commitments at such time or (b) if the Revolving Loan Commitments have been terminated, the ratio of such Bank's aggregate outstanding Revolving Loan Advances and share of the Letter of Credit Exposure at such time to the aggregate outstanding Revolving Loan Advances and Letter of Credit Exposure at such time.

         "Registration Statement" means the public offering registration statement of the Borrower as filed with the Securities and Exchange Commission on October 24, 1997, and as refiled on November 28, 1997, under Registration Number 333-38715.

         "Related Parties" means, with respect to any Person, such Person's stockholders, directors, officers, employees, agents, Affiliates, successors, and assigns, and their respective stockholders, directors, officers, employees, and agents, and, with respect to any Person that is an individual, such Person's family relations and heirs.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Responsible Officer" means, with respect to any Person, such Person's Chief Executive Officer, President, Chief Financial Officer, Secretary, Chief Accounting Officer, or any other officer of such Person designated by any of the foregoing in writing from time to time.

         "Restricted Entities" means the Borrower and each Subsidiary of the Borrower.

         "Restricted Payment" means the declaration or making by any Person of any (a) dividends; (b) purchase, redemption, retirement, or other acquisition for value any of its capital stock now or hereafter outstanding, or any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of it; (c) allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or (d) making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; in each case, other than any such dividends, distributions, and payments payable in such Person's common stock.

         "Revolving Loan" means the aggregate outstanding principal amount of the Revolving Loan Borrowings.

         "Revolving Loan Advance" means the outstanding principal from a Bank which represents such Bank's ratable share of a Revolving Loan Borrowing.

         "Revolving Loan Borrowing" means any aggregate amount of principal advanced on the same day and pursuant to the same Revolving Loan Borrowing Request under the revolving loan facility created in Section 2.1.

         "Revolving Loan Borrowing Request" means a Revolving Loan Borrowing Request in substantially the form of Exhibit B executed by a Responsible Officer of the Borrower and delivered to the Agent.

         "Revolving Loan Commitment" means, for any Bank, the amount set forth below such Bank's name on the signature pages of this Agreement as its Revolving Loan Commitment, or if such Bank has entered into any Assignment and Acceptance since the date of this Agreement, as set forth for such Bank as its Revolving Loan Commitment in the Register maintained by the Agent pursuant to
Section 8.5(c), in each case as such amount may be terminated pursuant to
Section 6.2.

         "Revolving Loan Maturity Date" means July 30, 2001.

         "Revolving Loan Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit D, evidencing the indebtedness of the Borrower to such Bank resulting from Revolving Loan Advances made by such Bank to the Borrower.

         "Security Agreement" means the Security Agreement dated as of July 30, 1998, made by the Borrower and the Subsidiaries of the Borrower in favor of the Agent granting the Agent a security interest in the accounts receivable of each such Credit Party to secure the Credit Obligations.

         "Security Documents" means the Security Agreement, the Pledge Agreements, the Consent, and any other document creating or consenting to Liens in favor of the Agent securing Credit Obligations.

         "Stock Pledge Agreement" means, the Pledge Agreement, dated as of July 30, 1998, made by Borrower and certain Subsidiaries of Borrower in favor of the Agent granting the Agent a security interest in the capital stock or membership interests, as applicable, of each Subsidiary (whether direct or indirect) of Borrower, to secure the Credit Obligations.

         "Subordinated Debt" means, with respect to the Borrower and as of any date of its issuance, any unsecured indebtedness for borrowed money for which the Borrower is directly and primarily obligated that (a) arises after the date of this Agreement, (b) does not have any stated maturity before the latest maturity of any of the Credit Obligations at the time incurred, (c) has terms that are no more restrictive than the terms of the Credit Documents, and (d) is expressly subordinated to the Credit Obligations (i) on the terms and conditions set forth on Schedule III, or (ii) on terms approved by the Agent and the Majority Banks in their sole discretion, including payment subordination, remedy subordination, and related terms satisfactory to the Agent and the Majority Banks in their sole discretion.

         "Subsidiary" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such person.

         "Swing Line Lender"  means NationsBank.

         "Swing Line Loan" means the aggregate outstanding principal amount of the advances made under the Swing Line Note.

         "Swing Line Note" means the promissory note of the Borrower in the principal amount of $5,000,000 payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from advances to the Borrower under the line of credit created thereunder.

         "Tranche" means any tranche of principal outstanding under the Revolving Loan accruing interest on the same basis whether created in connection with new advances of principal under the Revolving Loan pursuant to
Section 2.5(a)(i) or by the continuation or conversion of existing tranches of principal under such Loan pursuant to Section 2.5(a)(ii) and shall include the Prime Rate Tranche or any LIBOR Tranche.

         "Type" has the meaning set forth in Section 1.4.

         "Voting Securities" means (a) with respect to any corporation, any capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation, (b) with respect to any partnership, any partnership interest having general voting power under ordinary circumstances to elect the general partner or other management of the partnership, and (c) with respect to any other Person, such ownership interests in such Person having general voting power under ordinary circumstances to elect the management of such Person, in each case irrespective of whether at the time any other class of stock, partnership interests, or other ownership interest might have special voting power or rights by reason of the happening of any contingency.

         1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         1.3     Accounting Terms; Preparation of Financials.

                 (a) All accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with United States generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the Registration Statement, except as expressly set forth in this Agreement.

                 (b) The Restricted Entities shall prepare their financial statements in accordance with United States generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the Registration Statement, unless otherwise approved in writing by the Agent. In accordance with the foregoing, (i) any Acquisition which is permitted to be treated as a pooling transaction shall be treated as a pooling transaction, and following such an Acquisition the consolidated financial statements of the Borrower shall be adjusted to reflect the results of such Acquisition during the periods prior to such Acquisition in accordance with generally accepted accounting principles and (ii) any Acquisition which is not permitted to be treated as a pooling transaction shall be treated as an asset purchase, without adjustment for prior periods.

                 (c) Where expressly permitted in this Agreement, the Borrower may elect to use the compliance calculations set forth in Schedule C of a Compliance Certificate to calculate the Applicable Margin or compliance with a financial covenant under this Agreement. In such case the accounting terms, definitions, ratios, and other tests used in making such calculation shall be construed as required by paragraph (a) above except that the consolidated financial results of the Borrower shall be deemed to be the adjusted consolidated financial results of the Borrower set forth in Schedule B of the Compliance Certificate. The Borrower shall prepare Schedule B and C of the Compliance Certificate in accordance with the following provisions:

                          (i)     The Borrower may select one or more
         Acquisitions for inclusion in the adjustments permitted in Schedule B or C of the Compliance Certificate; provided that if the inclusion of any Acquisition results in an increase in the consolidated EBITDA of the Borrower over the consolidated EBITDA of the Borrower required to be reported in Schedule A of the Compliance Certificate, then the Borrower must include all Acquisitions which would cause a decrease in the consolidated EBITDA of the Borrower in Schedule B and C of the Compliance Certificate.

                          (ii) If the Acquisition is treated as a pooling transaction, the Borrower shall adjust the pooling accounting treatment of the Acquisition to reflect nonrecurring items (both positive and negative) that are permitted to be adjusted in accordance with the pro forma financial statement guidelines established by the Securities and Exchange Commission for acquisition accounting for reported acquisitions by public companies or as approved by the Agent.

                          (iii) If the Acquisition is not treated as a pooling transaction, the financial results of the acquired Person or assets shall be added to the applicable financial results of the Borrower in the same manner as if such transaction were a pooling transaction with such adjustments thereto as are required to reflect nonrecurring items (both positive and negative) that are permitted to be adjusted in accordance with the pro forma financial statement guidelines established by the Securities and Exchange Commission for acquisition accounting for reported acquisitions by public companies or as approved by the Agent.

                          (iv) No Acquisition may be included in Schedule B or C of the Compliance Certificate at the request of the Borrower unless the financial reports of the acquired Person or assets from which Schedule B and C are prepared are (A) audited financial reports prepared by an independent certified public accounting firm, or (B) with respect to unaudited financial reports, are otherwise approved by the Agent.

         1.4 Types. The "Type" of a Tranche refers to the determination whether such tranche is a LIBOR Tranche or the Prime Rate Tranche.

         1.5 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." The word "or" shall mean "and/or" wherever necessary to prevent interpretation of any provision against the Agent or the Banks. Whenever the Borrower has an obligation under this Agreement and the Credit Documents the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination is to be made by the Agent or any Bank, such determination shall be in such Person's sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement and the Credit Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement and the Credit Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement and the Credit Documents, and the remaining provisions shall remain in full force and effect. This Agreement and the Credit Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. In the event of a conflict between this Agreement and any other Credit Documents, this Agreement shall control.

ARTICLE 2.       CREDIT FACILITIES.

         2.1     Revolving Loan Facility.

                 (a) Revolving Loan Commitments. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to make Revolving Loan Advances to the Borrower as such Bank's ratable share of Revolving Loan Borrowings requested by the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date provided that the aggregate outstanding principal amount of Revolving Loan Advances made by such Bank plus such Bank's ratable share of the Swing Line Loan plus such Bank's ratable share of the Letter of Credit Exposure shall not exceed such Bank's Revolving Loan Commitment. Revolving Loan Borrowings must be made in an amount equal to or greater than $1,000,000, in the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche, or $1,000,000, in the case of any Prime Rate Borrowing, and be made in multiples of $500,000, in the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche, or $100,000, in the case of any Prime Rate Borrowing. Within the limits expressed in this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Revolving Loan Borrowings. The indebtedness of the Borrower to the Banks resulting from the Revolving Loan Advances made by the Banks shall be evidenced by Revolving Loan Notes made by the Borrower.

                 (b)      Method of Advancing

                          (i)     Each Revolving Loan Borrowing shall be made
pursuant to a Revolving Loan Borrowing Request given by the Borrower to the Agent in writing or by telecopy not later than the time required pursuant to
Section 2.5(a)(i) to select the interest rate basis for the Revolving Loan Borrowing. Each Revolving Loan Borrowing Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. Upon receipt of the Revolving Loan Borrowing Request by the Agent, the Agent shall promptly forward notice of the Revolving Loan Borrowing to the Banks. Each Bank shall, before 1:00 p.m. (local time at the Applicable Lending Office of the Agent) on the date of the requested Revolving Loan Borrowing, make available from its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, in immediately available funds, such Bank's ratable share of such Revolving Loan Borrowing. Subject to the satisfaction of all applicable conditions precedent, after receipt by the Agent of such funds, the Agent shall, by 4:00 p.m. (local time at the Applicable Lending Office of the Agent), on the date requested for such Revolving Loan Borrowing make such Revolving Loan Borrowing available to the Borrower in immediately available funds at any account of Borrower which is designated in writing by the Borrower to the Agent.

                          (ii)    Unless the Agent shall have received notice
from a Bank before the date of any Revolving Loan Borrowing that such Bank shall not make available to the Agent such Bank's ratable share of such Revolving Loan Borrowing, the Agent may assume that such Bank has made its ratable share of such Revolving Loan Borrowing available to the Agent on the date of such Revolving Loan Borrowing in accordance with paragraph (i) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its ratable share of such Revolving Loan Borrowing available to the Agent, such Bank agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is paid to the Agent by such Bank at the Federal Funds Rate in effect from time to time, provided that with respect to such Bank if such amount is not paid by such Bank by the end of the second day after the Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Bank upon demand by the Agent. If such Bank shall pay to the Agent such amount and interest as provided above, such amount so paid shall constitute such Bank's Revolving Loan Advance as part of such Revolving Loan Borrowing for all purposes of this Agreement even though not made on the same day as the other Revolving Loan Advances comprising such Revolving Loan Borrowing. In the event that such Bank has not repaid such amount by the end of the fifth day after such amount was made available to the Borrower, the Borrower agrees to repay to the Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Agent at the interest rate charged to the Borrower for such Revolving Loan Borrowing under the terms of this Agreement.

                          (iii)   The failure of any Bank to make available its
ratable share of any Revolving Loan Borrowing shall not relieve any other Bank of its obligation, if any, to make available its ratable share of such Revolving Loan Borrowing. No Bank shall be responsible for the failure of any other Bank to honor such other Bank's obligations hereunder, including any failure to make available any funds as part of any Revolving Loan Borrowing.

                 (c)      Prepayment.

                          (i)     The Borrower may prepay the outstanding
principal amount of the Revolving Loan pursuant to written notice given by the Borrower to the Agent in writing or by telecopy not later than (A) 1:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan which is comprised of LIBOR Tranches, or (B) 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the same Business Day of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan comprised solely of the Prime Rate Tranche. Each such notice shall specify the principal amount and Tranche or Tranches of the Revolving Loan which shall be prepaid, the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Revolving Loan shall be made in integral multiples of $500,000, in the case of prepayments of any LIBOR Tranches, or $100,000, in the case of prepayments of the Prime Rate Tranche. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche comprising all or any part of the Revolving

Loan or the aggregate outstanding principal amount of the Prime Rate Tranche comprising all or any part of the Revolving Loan, to be less than $1,000,000, in the case of any such LIBOR Tranche, or $1,000,000, in the case of the Prime Rate Tranche, the prepayment must be in an amount equal to the entire outstanding principal amount of such LIBOR Tranche under the Revolving Loan or the entire outstanding principal amount of the Prime Rate Tranche under the Revolving Loan, as the case may be. Upon receipt of any notice of prepayment, the Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Revolving Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Revolving Loan except as provided in this Section 2.1(c)(i).

                          (ii)    Each prepayment of principal of any LIBOR
Tranche under the Revolving Loan pursuant to this Section 2.1(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.6 as a result of such prepayment.

                 (d) Repayment. The Borrower shall pay to the Agent for the ratable benefit of the Banks the aggregate outstanding principal amount of the Revolving Loan on the Revolving Loan Maturity Date.

                 (e) Reduction of Commitments. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or in integral multiples of $5,000,000 in excess thereof. Any reduction or termination of the Commitments pursuant to this Section 2.1(e) shall be permanent, with no obligation of the Banks to reinstate such Commitments and the commitment fees provided for in Section 2.4(a) shall thereafter be computed on the basis of the Commitments, as so reduced.

         2.2     Letter of Credit Facility.

                 (a) Commitment for Letters of Credit. The Issuing Bank shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, issue, increase, and extend Letters of Credit at the request of the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date provided that (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate outstanding principal amount of Revolving Loan Borrowings plus the Letter of Credit Exposure plus the Swing Line Loan shall not exceed the aggregate amount of the Revolving Loan Commitments. No Letter of Credit may have an expiration date later than 12 months after its issuance date, and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon no more than 30 days notice prior to each extension period given by the Issuing Bank to the beneficiary of such Letter of Credit. No Letter of Credit may have an expiration date later than 12 months after the Revolving Loan Maturity Date unless approved by the Issuing Bank, the Agent, and the Banks. Each Letter of Credit must be in form and substance acceptable to the Issuing Bank. The indebtedness of the Borrower to the Issuing Bank resulting from Letters of Credit requested by the Borrower shall be evidenced by the Letter of Credit Applications made by the Borrower.

                 (b) Requesting Letters of Credit. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application or Letter of Credit Application Amendment, as applicable, given by the Borrower to the Issuing Bank in writing or by telecopy promptly confirmed in writing, such Letter of Credit Application or Letter of Credit Application Amendment being given not later than 1:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit. Each Letter of Credit Application or Letter of Credit Application Amendment shall be fully completed and shall specify the information required therein (including the proposed form of the Letter of Credit or change thereto), and shall be irrevocable and binding on the Borrower. Upon receipt by the Issuing Bank of the Letter of Credit Application or Letter of Credit Application Amendment, the Issuing Bank shall give prompt notice thereof to the Agent, and the Agent shall promptly inform the Banks of the proposed Letter of Credit or change thereto. Subject to the satisfaction of all applicable conditions precedent, the Issuing Bank shall, by 4:00 p.m. (local time at the Applicable Lending Office of the Agent), on the date requested by the Borrower for the issuance, increase, or extension of such Letter of Credit issue, increase, or extend such Letter of Credit to the specified beneficiary. Upon the date of the issuance, increase, or extension of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit or change thereto. The Issuing Bank shall notify the Agent of each Letter of Credit issued, increased, or extended and the date and amount of each Bank's participation in such Letter of Credit, and the Agent shall in turn notify the Banks.

                 (c) Reimbursements for Letters of Credit. With respect to any Letter of Credit and in accordance with the related Letter of Credit Application, the Borrower agrees to pay to the Issuing Bank on demand fees due with respect to such Letter of Credit as specified in Section 2.4(b)). If the Borrower does not pay upon demand of the Issuing Bank any amount due to the Issuing Bank under any Letter of Credit Application, in addition to any rights the Issuing Bank may have under such Letter of Credit Application, the Issuing Bank may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing. Concurrently with such notice to the Agent, the Issuing Bank will use reasonable efforts provide like notice to the Borrower, provided that failure to provide such notice to the Borrower at such time shall not invalidate the effectiveness of such request for a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Issuing Bank. Such Revolving Loan Borrowing shall be a Prime Rate Borrowing. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b), other than limitations on the size of Revolving

Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Issuing Bank for application to such Bank's share of the obligations under such Letter of Credit. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Issuing Bank to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of the Issuing Bank in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of Revolving Loan Borrowings to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Revolving Loan Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower's failure to comply with the provisions of this Agreement or any Letter of Credit Application.

                 (d) Prepayments of Letters of Credit. In the event that any Letters of Credit shall be outstanding according to their terms after the Revolving Loan Maturity Date, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure allocable to such Letters of Credit to be held in the Letter of Credit Collateral Account and applied in accordance with paragraph (g) below.

                 (e) Obligations Unconditional. The obligations of the Borrower and each Bank under this Agreement and the Letter of Credit Applications to make payments as required to reimburse the Issuing Bank for draws under Letters of Credit and to make other payments due in respect of Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Applications under all circumstances, including: (i) any lack of validity or enforceability of any Letter of Credit Document; (ii) any amendment, waiver, or consent to departure from any Letter of Credit Document;
(iii) the existence of any claim, set-off, defense, or other right which the Borrower or any Bank may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other person or entity, whether in connection with the transactions contemplated in this Agreement or any unrelated transaction; (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; provided, however, that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower or any Bank in connection with the Letters of Credit or the Borrower's or such Bank's rights under paragraph (e) below.

         (f) Liability of Issuing Bank. The Issuing Bank shall not be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency, or genuineness of documents related to Letters of Credit, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (iii) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE); except that the Issuing Bank shall be liable to the Borrower or any Bank to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Bank which the Borrower or such Bank proves were caused by (A) the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, (B) the Issuing Bank's willful failure to make or delay in making lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit or the Issuing Bank's payment of greater than the maximum amount permitted under any Letter of Credit, or (C) the Issuing Bank's negligence in the handling of money.

         (g)     Letter of Credit Collateral Account.

                 (i) If the Borrower is required to deposit funds in the Letter of Credit Collateral Account pursuant to Sections 2.2(d) or 6.4, then the Borrower and the Agent shall establish the Letter of Credit Collateral Account and the Borrower shall execute any documents and agreements, including the Agent's standard form assignment of deposit accounts, that the Agent reasonably requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Agent and grants the Agent a security interest in the Letter of Credit Collateral Account, whenever established, all funds held in the Letter of Credit Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                 (ii) Funds held in the Letter of Credit Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Agent at the request of the Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Letter of Credit Collateral Account above the Letter of Credit Exposure, during the existence of an Event of Default the Agent may (A) hold such surplus funds in the Letter of Credit Collateral Account as cash collateral for the Credit Obligations or (B) apply such surplus funds to any Credit Obligations in accordance with Section
6.9. If no Default exists, the Agent shall release to the Borrower at the Borrower's written request any funds held in the Letter of Credit Collateral Account above the amounts required by Section 2.2(d).

                 (iii) Funds held in the Letter of Credit Collateral Account shall be invested in money market funds of the Agent or in another investment if mutually agreed upon by the Borrower and the Agent, but the Agent shall have no other obligation to make any other investment of the funds therein. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         2.3     Swing Line Facility.

                 (a) Commitment. The Swing Line Lender agrees, on the terms and conditions set forth in the Swing Line Note, to make advances to the Borrower under the Swing Line Note. No Bank shall have any rights thereunder (but each Bank shall have the obligation to reimburse the Swing Line Lender in accordance with paragraph (b) below). The indebtedness of the Borrower to the Swing Line Lender resulting from the advances under the Swing Line Note made by the Swing Line Lender shall be evidenced by the Swing Line Note made by the Borrower.

                 (b) Reimbursements for Swing Line Loan Obligations. With respect to the Swing Line Loan and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Note, and in accordance with the terms of the Swing Line Note, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the Swing Line Note. If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender under the Swing Line Note, in addition to any rights the Swing Line Lender may have under such Swing Line Note, the Swing Line Lender may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing in the amount of any such amounts not paid when due and payable. Concurrently with such notice to the Agent, the Swing Line Lender will use reasonable efforts provide like notice to the Borrower, provided that failure to provide such notice to the Borrower at such time shall not invalidate the effectiveness of such request for a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. Such Revolving Loan Borrowing shall be a Prime Rate Borrowing. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of a Revolving Loan Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.3(b) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower's failure to comply with the provisions of this Agreement or the Swing Line Note.

         2.4     Fees.

                 (a) Commitment Fees. The Borrower shall pay to the Agent for the ratable benefit of the Banks an unused commitment fee in an amount equal to the product of the Applicable Margin for unused commitment fees in effect from time to time multiplied by the average daily amount by which (i) the aggregate amount of the Revolving Loan Commitments exceeds (ii) the aggregate outstanding principal amount of the Revolving Loan plus the Letter of Credit Exposure. The unused commitment fee shall be due and payable in arrears on the last day of each calendar quarter and on the Revolving Loan Maturity Date.

                 (b) Fees for Letters of Credit. For each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Agent for the ratable benefit of the Banks a letter of credit fee equal to the Applicable Margin for letter of credit fees per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit, with a minimum fee of $500. In addition, for each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Agent for the benefit of the Issuing Bank a fronting fee of 0.125% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit, with a minimum fee of $500. The Borrower shall pay each such letter of credit fee for each Letter of Credit quarterly in arrears within ten days after when billed therefor by the Issuing Bank.

                 (c) Agent Fee Letter. The Borrower shall pay to the parties specified therein the fees and other amounts payable under the Agent Fee Letter.

                 (d) Fee Letter. The Borrower shall pay to the Banks the upfront fee payable to each Bank under the Fee Letter, based upon such Bank's commitment amount.

         2.5     Interest.

                 (a) Election of Interest Rate Basis. The Borrower may select the interest rate basis for the Revolving Loan in accordance with the terms of this Section 2.5(a):

                          (i)     Under the Revolving Loan Borrowing Request
provided to the Agent in connection with the making of each Revolving Loan Borrowing, the Borrower shall select the amount and the Type of the Tranches, and for each LIBOR Tranche selected, any permitted Interest Period for each such LIBOR Tranche, which will comprise such Revolving Loan Borrowing, provided that (A) at no time shall there be more than ten separate LIBOR Tranches outstanding and (B) each LIBOR Tranche must be in a principal amount equal to or greater than $1,000,000 and be made in multiples of $500,000, and the Prime Rate Tranche must be in a principal amount equal to or greater than$1,000,000 and be made in multiples of $100,000. Such interest rate elections must be provided to the Agent in writing or by telecopy not later than 1:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of any proposed Revolving Loan Borrowing comprised of a LIBOR Tranche or 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the same day of any proposed Revolving Loan Borrowing which is a Prime Rate Borrowing. The Agent shall promptly forward copies of such interest rate elections to the Banks. In the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche, upon determination by the Agent, the Agent shall promptly notify the Borrower and the Banks of the applicable interest rate for such Tranche.

                          (ii)    With respect to any Tranche, the Borrower may
continue or convert any portion of any LIBOR Tranche or the Prime Rate Tranche to form new LIBOR Tranches or increase or decrease the amount of the Prime Rate Tranche in accordance with this paragraph. Each such continuation or conversion shall be deemed to create a new LIBOR Tranche or increase or decrease the amount of the Prime Rate Tranche, as applicable, for all purposes of this Agreement. Each such continuation or conversion shall be made pursuant to a Continuation/Conversion Request given by the Borrower to the Agent in writing or by telecopy not later than 1:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed continuation or conversion. Each Continuation/Conversion Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. The Agent shall promptly forward notice of the continuation or conversion to the Banks. In the case of any continuation or conversion into LIBOR Tranches, upon determination by the Agent, the Agent shall notify the Borrower and the Banks of the applicable interest rate. Continuations and conversions of LIBOR Tranches shall be made in integral multiples of $500,000, and continuations and conversions of the Prime Rate Tranche shall be made in integral multiples of $100,000. No continuation or conversion shall be permitted if such continuation or conversion would cause the aggregate outstanding principal amount of any LIBOR Tranche which would remain outstanding to be less than $1,000,000, or the aggregate outstanding principal amount of the Prime Rate Tranche which would remain outstanding to be less than $1,000,000. At no time shall there be more than ten separate LIBOR Tranches outstanding. Any conversion of an existing LIBOR Tranche is subject to Section 2.5. Subject to the satisfaction of all applicable conditions precedent, the Agent and the Banks shall before close of business on the date requested by the Borrower for the continuation or conversion, make such continuation or conversion.

                          (iii)   At the end of the Interest Period for any
LIBOR Tranche if the Borrower has not continued or converted such LIBOR Tranche into new Tranches as provided for in paragraph (ii) above, the Borrower shall be deemed to have continued such LIBOR Tranche as a new LIBOR Tranche with an Interest Period of one month. All of the Prime Rate Tranche shall continue as the Prime Rate Tranche unless the Borrower converts such Prime Rate Tranche as provided for in paragraph (ii) above.

                 (b) LIBOR Tranches. Each LIBOR Tranche shall bear interest during its Interest Period at a per annum interest rate equal to the sum of the LIBOR for such Tranche plus the Applicable Margin for LIBOR Tranches in effect from time to time. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on each LIBOR Tranche on the last day of the applicable Interest Period for such LIBOR Tranche (and with respect to LIBOR Tranches with Interest Periods of greater than three months, on the date which is three months after the first date of the Interest Period for such LIBOR Tranche), when required upon prepayment as specified elsewhere in this Agreement, on any date when such LIBOR Tranche is prepaid in full, and on the Revolving Loan Maturity Date.

                 (c) Prime Rate Tranche. The Prime Rate Tranche shall bear interest at a per annum interest rate equal to the Base Rate in effect from time to time plus the Applicable Margin for the Prime Rate Tranche in effect from time to time. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on the aggregate outstanding principal amount of the Prime Rate Tranche on the last day of each calendar quarter, when required upon prepayment as specified elsewhere in this Agreement, on any date the Prime Rate Tranche is prepaid in full, and on the Revolving Loan Maturity Date.

                 (d)      Usury Protection.

                          (i)     If, with respect to any Bank and the
Borrower, the effective rate of interest contracted for by such Bank with the Borrower under the Credit Documents, including the stated rates of interest contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Highest Lawful Rate, then the outstanding principal amount of the loans made by such Bank to the Borrower hereunder shall bear interest at a rate which would make the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents equal the Highest Lawful Rate until the difference between the amounts which would have been due by the Borrower to such Bank at the stated rates and the amounts which were due by the Borrower to such Bank at the Highest Lawful Rate (the "Lost Interest") has been recaptured by such Bank. If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding paragraph, then, to the extent permitted by law, the interest rates charged by such Bank to the Borrower hereunder shall be retroactively increased such that the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents was at the Highest Lawful Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.

                          (ii)    In calculating all sums paid or agreed to be
paid to any Bank by the Borrower for the use, forbearance, or detention of money under the Credit Documents, such amounts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of the Credit Documents.

                          (iii)   NOTWITHSTANDING THE FOREGOING OR ANY OTHER
TERM IN THIS AGREEMENT AND THE CREDIT DOCUMENTS TO THE CONTRARY, it is the intention of each Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration from the Borrower which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Bank's option be applied to the outstanding amount of the loans made hereunder by such Bank to the Borrower or be refunded to the Borrower.

         2.6 Breakage Costs. If (i) any payment of principal on or any conversion of any LIBOR Tranche is made on any date other than the last day of the Interest Period for such LIBOR Tranche, whether as a result of any voluntary or mandatory prepayment (other than a prepayment upon the occurrence of any event subject to Section 2.8 or 2.9), any acceleration of maturity, or any other cause, (ii) any payment of principal on any LIBOR Tranche is not made when due, or (iii) any LIBOR Tranche is not borrowed, converted, or prepaid in accordance with the respective notice thereof provided by the Borrower to the Agent, whether as a result of any failure to meet any applicable conditions precedent for borrowing, conversion, or prepayment, the permitted cancellation of any request for borrowing, conversion, or prepayment, the failure of the Borrower to provide the respective notice of borrowing, conversion, or prepayment, or any other cause not specified above which is created by the Borrower, then the Borrower shall pay to each Bank upon demand any amounts required to compensate such Bank for any losses, costs, or expenses, including lost profits and administrative expenses, which are reasonably allocable to such action, including losses, costs, and expenses related to the liquidation or redeployment of funds acquired or designated by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche or related to the reacquisition or redesignation of funds by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche following any liquidation or redeployment of such funds caused by such action. Such Bank need not prove matched funding of any particular funds, and a certificate as to the amount of such loss, cost, or expense detailing the calculation thereof and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         2.7     Increased Costs.

                 (a) Cost of Funds. If due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation, in each case, after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this

Agreement, there shall be any increase in the costs of any Bank attributable to
(x) committing to make any Revolving Loan Advance or obtaining funds for the making, funding, or maintaining of such Bank's ratable share of any LIBOR Tranche in the relevant interbank market or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit (including any increase in any applicable reserve requirement specified by the Federal Reserve Board, including those for emergency, marginal, supplemental, or other reserves), then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank for such increased costs, such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amount of such increased cost detailing the calculation of such cost and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section 2.7(a) for increased costs incurred before 90 days prior to the delivery of any such certificate.

                 (b) Capital Adequacy. If, due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation, in each case, after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the capital requirements of any Bank or its parent or holding company attributable to (x) committing to make Revolving Loan Advances or making, funding, or maintaining Revolving Loan Advances or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit, as such capital requirements are allocated by such Bank, then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank or its parent or holding company for such increase in costs (including an amount equal to any reduction in the rate of return on assets or equity of such Bank or its parent or holding company), such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amounts detailing the calculation of such amounts and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section 2.7(b) for increased costs incurred before 90 days prior to the delivery of any such certificate.

         2.8 Illegality. Notwithstanding any other provision in this Agreement, if it becomes unlawful for any Bank to obtain deposits or other funds for making or funding such Bank's ratable share of any LIBOR Tranche in the relevant interbank market, such Bank shall so notify the Borrower and the Agent and such Bank's commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches applicable to such Bank shall be converted to the Prime Rate Tranche as of the end of each applicable Interest Period or earlier if necessary, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Borrowings or continuations and conversions of the Prime Rate Tranche, as applicable, with respect to such Bank.

         2.9 Market Failure. Notwithstanding any other provision in this Agreement, if the Agent determines that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts, or maturities for purposes of determining the rate of interest referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Tranches will not adequately cover the cost to any Bank of making or maintaining such Bank's ratable share of any LIBOR Tranche, then if the Agent so notifies the Borrower, the Agent and the Banks' commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches shall be converted to the Prime Rate Tranche as of the end of each applicable Interest Period or earlier if necessary, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Borrowings or continuations and conversions of the Prime Rate Tranche, as applicable, with respect to such Bank.

         2.10    Payment Procedures and Computations.

                 (a) Payment Procedures. Time is of the essence in this Agreement and the Credit Documents. All payment hereunder shall be made in Dollars. The Borrower shall make each payment under this Agreement and under the Revolving Loan Notes not later than 12:00 noon (local time at the Applicable Lending Office of the Agent) on the day when due to the Agent at the Agent's Applicable Lending Office in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, deduction, counterclaim, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Banks, the Agent shall promptly after receipt thereof distribute to the Banks their ratable share of such payments for the account of their respective Applicable Lending Offices. If and to the extent that the Agent shall not have so distributed to any Bank its ratable share of such payments, the Agent agrees that it shall pay interest on such amount for each day after the day when such amount is made available to the Agent by the Borrower until the date such amount is paid to such Bank by the Agent at the Federal Funds Rate in effect from time to time, provided that if such amount is not paid by the Agent by the end of the third day after the Borrower makes such amount available to the Agent, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the fourth day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by the Agent upon demand by such Bank. Upon receipt of other amounts due solely to the Agent, the Issuing Bank, the Swing Line Lender, or a specific Bank, the Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

                 (b) Agent Reliance. Unless the Agent shall have received written notice from the Borrower prior to any date on which any payment is due to the Banks that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at an interest rate equal to, the Federal Funds Rate in effect from time to time, provided that with respect to such Bank, if such amount is not repaid by such Bank by the end of the second day after the date of the Agent's demand, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter.

                 (c) Sharing of Payments. Each Bank agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Credit Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligation then owed and due by the Borrower to such Bank bears to the total amount of principal, interest, fees, or other obligation then owed and due by the Borrower to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a participation by all of the Banks, in proportion with the Banks' respective pro rata shares, in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, in proportion with the Banks' respective pro rata shares, but without interest.

                 (d) Authority to Charge Accounts. The Agent, if and to the extent payment owed to the Agent or any Bank is not made when due, may charge from time to time against any account of the Borrower with the Agent any amount so due. The Agent agrees promptly to notify the Borrower after any such charge and application made by the Agent provided that the failure to give such notice shall not affect the validity of such charge and application.

                 (e) Interest and Fees. Unless expressly provided for in this Agreement, (i) all computations of interest based on the Prime Rate (including the Base Rate, when applicable) shall be made on the basis of a 365/366 day year, as the case may be, (ii) all computations of interest based on the Federal Funds Rate (including the Base Rate, when applicable) shall be made on the basis of a 360 day year, (iii) all computations of interest based upon the LIBOR shall be made on the basis of a 360 day year, and (iv) all computations of fees shall be made on the basis of a 360 day year, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

                 (f) Payment Dates. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If the time for payment for an amount payable is not specified in this Agreement or in any other Credit Document, the payment shall be due and payable on demand by the Agent or the applicable Bank.

         2.11    Taxes.

                 (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, other than taxes imposed on the income and franchise taxes imposed on the Agent, any Bank, or the Applicable Lending Office thereof by any jurisdiction in which any such entity is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Agent, any Bank, or the Applicable Lending Office thereof, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Person receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) Other Taxes. The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (other than those which become due as a result of any Bank joining this Agreement as a result of any Assignment and Acceptance, which shall be paid by the Bank which becomes a Bank hereunder as a result of such Assignment and Acceptance).

                 (c) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Revolving Loan Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to provide the requisite Internal Revenue Service forms in a timely manner. Each Bank which fails to provide to the Borrower in a timely manner such forms shall reimburse the Borrower upon demand for any penalties paid by the Borrower as a result of any failure of the Borrower to withhold the required amounts that are caused by such Bank's failure to provide the required forms in a timely manner.

         2.12    Change of Lending Office.

         (a)     Each Bank agrees that if it makes any demand for payment under
Section 2.7 or 2.11(a), or if any adoption or change of the type described in
Section 2.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.7 or 2.11(a), or would eliminate or reduce the effect of any adoption or change described in Section 2.8.

         (b) If any Bank (including any participant Bank under Section 8.5) shall assert that any adoption or change of the type described in Section 2.8 hereof has occurred with respect to it, or if any Bank (including any participant Bank under Section 8.5) requests compensation under Section 2.7, or if the Borrower is required to pay any additional amount to any Bank or any authority for the account of any Bank pursuant to Section 2.11, then the Borrower may, at its expense and effort, upon notice to such Bank and the Agent, require such Bank to, and such Bank promptly shall, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.5), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) if such assignee is not a Bank or an Affiliate thereof, the Borrower shall have received the prior written consent of the Agent and the Issuing Bank which consents shall not unreasonably be withheld or delayed, (ii) such Bank shall have received payment of an amount equal to the aggregate outstanding principal of such Bank's Revolving Loan Advances and its participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (at least to the extent of such outstanding principal) and the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.7 or payment required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments compared to the compensation or payments payable to the assigning Bank. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation no longer exist or cease to apply.

ARTICLE 3.       CONDITIONS PRECEDENT.

         3.1 Conditions Precedent to Initial Extension of Credit. The obligation of each Bank to make the initial extension of credit under this Agreement, including the making of any Revolving Loan Advances and the issuance of any Letters of Credit, and the obligation of the Swing Line Lender to make any advances under the Swing Line Loan shall be subject to the following conditions precedent:

                 (a)      Documents.   The Borrower shall have delivered or
shall have caused to be delivered the documents and other items listed on Exhibit F, together with any other documents requested by the Agent to document the agreements and intent of the Credit Documents, each in form and with substance satisfactory to the Agent;

                 (b) Material Adverse Change. No Material Adverse Change shall have occurred since March 31, 1998.

         3.2 Conditions Precedent to Each Extension of Credit. The obligation of each Bank to make any extension of credit under this Agreement, including the making of any Revolving Loan Advances and the issuance, increase, or extension of any Letters of Credit, and the obligation of the Swing Line Lender to make any advances under the Swing Line Loan shall be subject to the further conditions precedent that on the date of such extension of credit:

                 (a) Representations and Warranties. As of the date of the making of any extension of credit hereunder, the representations and warranties contained in each Credit Document shall be true and correct in all material respects as of such date (and the Borrower's request for the making of any extension of credit hereunder shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties contained in each Credit Document as of such date); and

                 (b) Default. As of the date of the making of any extension of credit hereunder, there shall exist no Default or Event of Default, and the making of the extension of credit would not cause a Default or Event of Default.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each Bank, and with each request for any extension of credit hereunder, including the making of any Revolving Loan Advances, and the issuance, increase, or extension of any Letters of Credit, again represents and warrants to the Agent and each Bank, as follows:

         4.1 Organization. As of the date of this Agreement, each Restricted Entity (a) is duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) is duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations to the extent that any failure to be so licensed, qualified, or in good standing in accordance with this clause (b) could reasonably be expected to cause a Material Adverse Change.

         4.2 Authorization. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) do not contravene the organizational documents of such Credit Party, (b) have been duly authorized by all necessary corporate action of each Credit Party, and (c) are within each Credit Party's corporate powers.

         4.3 Enforceability. Each Credit Document to which any Credit Party is a party has been duly executed and delivered by each Credit Party which is a party to such Credit Document and constitutes the legal, valid, and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with such Credit Document's terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and subject to the availability of equitable remedies.

         4.4     Absence of Conflicts and Approvals.   The execution, delivery,
and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby, (a) do not result in any violation or breach of any provisions of, or constitute a default under, any note, indenture, credit agreement, security agreement, credit support agreement, or other similar agreement to which such Credit Party is a party or any other material contract or agreement to which such Credit Party is a party, (b) do not violate any law or regulation binding on or affecting such Credit Party, (c) do not require any authorization, approval, or other action by, or any notice to or filing with, any governmental authority, and (d) do not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         4.5 Investment Companies. No Restricted Entity or Affiliate thereof is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.6 Public Utilities. No Restricted Entity or Affiliate thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding

Company Act of 1935, as amended. No Restricted Entity or Affiliate thereof is a regulated public utility.

         4.7     Financial Condition.

                 (a) The Borrower has delivered to the Agent the Registration Statement, including therein the proforma combined balance sheet of the Borrower following the public offering of securities contemplated therein and proforma combined statement of income for the periods shown therein, which accurately and completely, in all material respects, present fairly the financial condition of Borrower as of such date. The Borrower has delivered to the Agent the Interim Financial Statements, and the Interim Financial Statements are accurate and complete in all material respects and present fairly the financial condition of Borrower as of their date and for their period in accordance with generally accepted accounting principles, as applicable to interim financial reports.

                 (b) As of the date of the Registration Statement and the Interim Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any of the Borrower's Subsidiaries, except as disclosed in the Registration Statement and the Interim Financial Statements, and adequate reserves for such items have been made in accordance with generally accepted accounting principles. No Material Adverse Change has occurred since the date of the Registration Statement or the Interim Financial Statements. No Default exists.

         4.8 Condition of Assets. Each Restricted Entity has good and indefeasible title to substantially all of its owned property and valid leasehold rights in all of its leased property, as reflected in the financial statements most recently provided to the Agent free and clear of all Liens except Permitted Liens. Each Restricted Entity possesses and has properly approved, recorded, and filed, where applicable, all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are useful in the conduct of its business and which the failure to possess could reasonably be expected to cause a Material Adverse Change. The material properties used in the operations of each Restricted Entity are in good repair, working order, and condition, normal wear and tear excepted. The properties of each Restricted Entity have not been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits, or concessions by a governmental authority, riot, activities of armed forces, or acts of God or of any public enemy in any manner which (after giving effect to any insurance proceeds) could reasonably be expected to cause a Material Adverse Change.

         4.9 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against any Restricted Entity at law, in equity, or in admiralty, or by or before any governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to cause a Material Adverse Change.

         4.10 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries except as disclosed in Schedule II. The Borrower has no Subsidiaries which have not been disclosed in writing to the Agent.

         4.11 Laws and Regulations. Each Restricted Entity is in compliance with all federal, state, and local laws and regulations which are applicable to the operations and property of such Person where the failure to comply with the same could reasonably be expected to cause a Material Adverse Change.

         4.12 Environmental Compliance. Each Restricted Entity has been and is in compliance with all Environmental Laws and has obtained and is in compliance with all related permits necessary for the ownership and operation of any such Person's properties, in each case, where the failure to be in compliance with the same could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity has not received notice of and has not been investigated for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which currently threaten action or suggest liabilities which could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity does not and has not created, handled, transported, used, or disposed of any Hazardous Materials on or about any such Person's properties (nor has any such Person's properties been used for those purposes); has never been responsible for the release of any Hazardous Materials into the environment in connection with any such Person's operations and has not contaminated any properties with Hazardous Materials; and does not and has not owned any properties contaminated by any Hazardous Materials, in each case in any manner which could reasonably be expected to cause a Material Adverse Change.

         4.13 ERISA. Each Restricted Entity and each of their respective Commonly Controlled Entities are in compliance with all provisions of ERISA to the extent that the failure to be in compliance could reasonably be expected to cause a Material Adverse Change. No Restricted Entity nor any of their respective Commonly Controlled Entities participates in or during the past five years has participated in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA. With respect to the Plans of the Restricted Entities, no Material Reportable Event or Prohibited Transaction has occurred and exists that could reasonably be expected to cause a Material Adverse Change.

         4.14 Taxes. Each Restricted Entity has filed all United States federal, state, and local income tax returns and all other domestic and foreign tax returns which are required to be filed by such Person and has paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by such Person except for tax payments being contested in good faith, for which adequate reserves have been established and reported in accordance with general accepted accounting principals, and which could not reasonably be expected to cause a Material Adverse Change. The charges, accruals, and reserves on the books of the Restricted Entities in respect of taxes are adequate in accordance with generally accepted accounting principles.

         4.15 True and Complete Disclosure. All factual information furnished by or on behalf of any Credit Party in writing to the Agent or any Bank in connection with the Credit Documents and the transactions contemplated thereby is true and accurate in all material respects on the date as of which such information was dated or certified and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading. All projections, estimates, and pro forma financial information furnished by any Credit Party were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

         4.16    Year 2000.

                 (a) Except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change, the Borrower (i) has begun analyzing the operations of the Restricted Entities that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and
(ii) is developing a plan for becoming Year 2000 compliant in a timely manner. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

                 (b) The Borrower will promptly notify the Bank in the event the Borrower determines that any computer application which is material to the operations of the Borrower, its Subsidiaries, or its Affiliates or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to cause a Material Adverse Change.

ARTICLE 5. COVENANTS. Until the Agent and the Banks receive irrevocable payment of the Credit Obligations and have terminated this Agreement and each other Credit Document, the Borrower shall comply with and cause compliance with the following covenants:

         5.1 Organization. The Borrower shall cause each Restricted Entity to (a) maintain itself as an entity duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) be duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations and which requires such licensing or qualification where failure to be so licensed, qualified, or in good standing as required by this clause (b) could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing in this Section 5.1 shall be interpreted to be violated as a result of a transaction permitted by
Section 5.9.

         5.2 Reporting. The Borrower shall furnish to the Agent all of the following:

                 (a) Annual Reports. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower,
(i) a copy of the annual audit report for such fiscal year for the Borrower, including therein the consolidated balance sheets of the Borrower as of the end of such fiscal year and the consolidated statements of income, stockholders' equity, and cash flows for the Borrower for such fiscal year, setting forth the consolidated financial position and results of the Borrower for such fiscal year and certified, without any qualification or limit of the scope of the examination of matters relevant to the financial statements, by a nationally recognized certified public accounting firm, (ii) a completed Compliance Certificate duly certified by a Responsible Officer of the Borrower, and (iii) a completed Contract Status Report duly certified by a Responsible Officer of the Borrower;

                 (b) Quarterly Reports. As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of the Borrower of each year, and in each case in form and substance acceptable to the Agent, (i) a copy of the internally prepared consolidated financial statements of the Borrower for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter, including therein the consolidated balance sheets of the Borrower as of the end of such fiscal quarter and the consolidated statements of income, and cash flows for such fiscal quarter and for such fiscal year to date period, setting forth the consolidated financial position and results of the Borrower for such fiscal quarter and fiscal year to date period, all in reasonable detail and duly certified by a Responsible Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, including those applicable to interim financial reports which permit normal year end adjustments and do not require complete financial notes, (ii) a completed Compliance Certificate duly certified by a Responsible Officer of the Borrower, and (iii) a completed Contract Status Report duly certified by a Responsible Officer of the Borrower;

                 (c) Semi-annual Subsidiary Update. As soon as available and in any event not later than 45 days after the end of the second fiscal quarter of the Borrower of each year and 90 days after the end of the fourth fiscal quarter of the Borrower of each year, an update of the information included in Schedule II, including all Subsidiaries acquired by the Borrower since the previous update of such scheduled information.

                 (d) Acquisition Information. As soon as available prior to the closing of any Acquisition requiring approval of the Majority Banks, and on or prior to the closing of any Acquisition not requiring such approval, a completed Acquisition Certificate duly certified by a Responsible Officer of the Borrower, which the Agent shall forward to the Banks for any Acquisition requiring approval of the Majority Banks (and prior to the consummation of the Acquisition, the

Borrower shall, upon request by the Agent, make available to the Agent at the Borrower's offices in Houston, Texas, the acquisition documents regarding the acquired assets, including schedules reflecting litigation liabilities, environmental liabilities, and other assumed liabilities, and any other information regarding the acquired assets as the Agent may reasonably request);

                 (e)      SEC Filings.    As soon as available and in any event
not later than thirty days after the filing or delivery thereof, copies of all financial statements, reports, and proxy statements which the Borrower shall have sent to its stockholders generally and copies of all regular and periodic reports, if any, which any Restricted Entity shall have filed with the Securities and Exchange Commission;

                 (f) Defaults. Promptly, but in any event within five Business Days after the discovery thereof, a notice of any facts known to a Responsible Officer of any Restricted Entity which constitute a Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such facts and the actions which the Borrower has taken and proposes to take with respect thereto (and the Agent shall, promptly upon receipt from the Borrower of a notice pursuant to this Section 5.2(e), forward a copy of such notice to each Bank);

                 (g) Litigation. Promptly, but in any event within 10 Business Days after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Restricted Entity which, if determined adversely, could reasonably be expected to cause a Material Adverse Change;

                 (h) Material Agreement Default. Promptly, but in any event within 10 Business Days after a Responsible Officer obtains knowledge thereof, notice of any breach by any Restricted Entity of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change;

                 (i) Material Changes. Prompt written notice of any other condition or event of which a Responsible Officer of any Restricted Entity has knowledge, which condition or event has resulted or could reasonably be expected to cause a Material Adverse Change; and

                 (j) Other Information. Such other information respecting the business operations or property of any Restricted Entity, financial or otherwise, as the Agent or the Majority Banks may from time to time reasonably request.

         5.3 Inspection. The Borrower shall cause each Restricted Entity to permit the Agent and the Banks to visit and inspect any of the properties of such Restricted Entity, to examine all of such Person's books of account, records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants all at such reasonable times and as often as may be reasonably requested, provided that the Borrower is given at least 3 Business Days' advance notice thereof and reasonable opportunity to be present when independent public accountants or other third parties are contacted, and provided further that so long as no Default or Event of Default exists, the Agent and the Banks shall not exercise the foregoing inspection right more often than once in any calendar year.

         5.4 Use of Proceeds. The proceeds of the Revolving Loan Borrowings shall be used by the Borrower for Acquisitions, working capital needs, Capital Expenditures, and for other lawful corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates, or is inconsistent with, Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

         5.5 Financial Covenants. The Agent shall determine compliance with the following financial covenants based upon the applicable Schedule of the most recent Compliance Certificate delivered to the Agent pursuant to
Section 5.2(a) or 5.2(b).

                 (a) Net Worth. The Borrower shall not permit the consolidated Net Worth of the Borrower as of the last day of each fiscal quarter to be less than the sum of (i) $187,500,000, plus (ii) 90% of the cumulative quarterly consolidated net income of the Borrower after March 31, 1998, for each fiscal quarter of the Borrower during which the Borrower has positive consolidated net earnings; plus (iii) 100% of the net proceeds received by Borrower after March 31, 1998, from any sale or issuance of any equity securities of, or any other additions to capital by, the Borrower or its Subsidiaries; plus (iv) to the extent that the required consolidated Net Worth under this Section 5.5(a) was not increased in clauses (i) through (iii) above as a result of any Acquisition, 100% of any increase in the consolidated Net Worth of the Borrower resulting from any Acquisition. Compliance with this paragraph (a) shall be determined based upon Schedule C of the applicable Compliance Certificate.

                 (b) Maximum Debt to EBITDA Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of
(i) the consolidated Debt of the Borrower as of end of such fiscal quarter to
(ii) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, to be greater than 2.50 to 1.00. Compliance with this paragraph (b) shall be determined based upon Schedule C of the applicable Compliance Certificate.

                 (c) Minimum Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (i) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended less consolidated Cash Taxes paid by the Borrower during such period to
(ii) (A) the consolidated Interest Expense of the Borrower for the preceding four fiscal quarters then ended plus (B) the aggregate amount of Restricted Payments declared or paid by the Borrower during such period plus (C) the consolidated Capital Expenditures (other than Capital Expenditures that are deemed to occur solely because of the making of an Acquisition) of the Borrower during such period plus (D) the consolidated current maturities of the Borrower

(including Capital Leases) plus (E) the greater of (1) 20% of the outstanding amount of the Revolving Loan as of the last day of such fiscal quarter or (2) $4,000,000, to be less than 1.75 to 1.00; provided, that with respect to a determination for which any component of such determination involves Persons which were not Restricted Entities for the entire applicable period of determination, the Cash Taxes paid by each such Person during such period may, at the election of the Borrower, be deemed to be equal to the product of (a) the EBITDA of such Person for the applicable period multiplied by (b) 39%. Compliance with this paragraph (c) shall be determined based upon Schedule C of the applicable Compliance Certificate.

                 (d) Capital Expenditures. The Borrower shall not permit the consolidated Capital Expenditures (other than Capital Expenditures that are deemed to occur because of the making of an Acquisition) of the Borrower during any four quarter period to exceed an amount equal to 6% of the consolidated Net Worth of the Borrower as of the end of the applicable four quarter period; provided, that with respect to a determination including any fiscal quarter which involves Persons which were not Restricted Entities for the entire applicable period of determination, the Capital Expenditures of each such Person for each such quarterly period shall be deemed to be equal to the quotient of (i) the consolidated Capital Expenditures of such Person for the fiscal year then most recently ended, divided by (ii) 4. Compliance with this paragraph (d) shall be determined based upon Schedule C of the applicable Compliance Certificate.

         5.6     Debt.

                 (a) The Borrower shall not permit any Restricted Entity to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

                 (b) The Borrower shall, as soon as available but in any event not less than 10 Business Days prior to the issuance of any preferred stock or subordinated indebtedness, deliver to the Agent a copy of the certificate of designation or subordinated debt documents, as applicable, together with a certificate, signed by a Responsible Officer of the Borrower, certifying that such preferred stock or subordinated indebtedness constitutes Qualified Preferred Stock or Subordinated Debt pursuant to the terms of this Agreement.

         5.7 Liens. The Borrower shall not permit any Restricted Entity to create, assume, incur, or suffer to exist any Lien on any of its real or personal property whether now owned or hereafter acquired, or assign any right to receive its income, except for Permitted Liens.

         5.8     Other Obligations.

                 (a) The Borrower shall not permit any Restricted Entity to create, incur, assume, or suffer to exist any obligations in respect of unfunded vested benefits under any pension Plan or deferred compensation agreement in an aggregate outstanding amount in excess of $1,000,000.

                 (b) The Borrower shall not permit any Restricted Entity to create, incur, assume, or suffer to exist any obligations in respect of Derivatives, other than Derivatives used by any Restricted Entity in such Restricted Entity's respective business operations in aggregate notional quantities not to exceed the reasonably anticipated consumption of such Restricted Entity of the underlying commodity for the relevant period, but no Derivatives which are speculative in nature.

         5.9 Corporate Transactions. The Borrower shall not, without the Agent's consent, permit any Restricted Entity to (a) merge, consolidate, or amalgamate with another Person, or liquidate, wind up, or dissolve itself (or take any action towards any of the foregoing), (b) convey, sell, lease, assign, transfer, or otherwise dispose of any of its property, businesses, or other assets outside of the ordinary course of business, or (c) make any Acquisition except that:

                 (i) Any Subsidiary of the Borrower may merge, consolidate, or amalgamate into the Borrower or any wholly owned Subsidiary of the Borrower, or convey, sell, lease, assign, transfer, or otherwise dispose of any of its assets to the Borrower or any wholly-owned Subsidiary of the Borrower (and if such disposition transfers all or substantially all of the assets of transferring Subsidiary, such subsidiary may then liquidate, wind up, or dissolve itself); provided that the Borrower or the wholly-owned Subsidiary, as applicable, is the surviving or acquiring entity; and

                 (ii) The Borrower or any Subsidiary of the Borrower may make any Acquisition (by purchase or merger) provided that (A) the Borrower or such Subsidiary of the Borrower is the acquiring or surviving entity, (B) the aggregate of all consideration (other than common stock of the Borrower) paid by the Restricted Entities in connection with any Acquisition made on or after the date of this Agreement does not exceed $10,000,000 without the prior consent of the Majority Banks, (C) the aggregate of all consideration (other than common stock of the Borrower) paid by the Restricted Entities in connection with all Acquisitions during any calendar year (exclusive of any such consideration paid prior to the date of this Agreement) does not exceed $30,000,000 without the prior consent of the Majority Banks, (D) no Default or Event of Default exists and the Acquisition would not reasonably be expected to cause a Default or Event of Default (including any default under Section 5.5 with respect to historical and future proforma financial status and results), and (E) the acquired assets are in substantially the same business as the Borrower; provided that to the extent that the Borrower obtains the consent of the Majority Banks to an Acquisition pursuant to subsections (B) or (C) above, the consideration paid by the Restricted Entities in connection with such Acquisition shall not be included in the calculations of the limitations contained in such subsections.

         5.10 Distributions. The Borrower shall not (a) declare or pay any dividends; (b) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of it; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or (d) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Borrower may make payments of dividends on Qualified Preferred Stock.

         5.11 Transactions with Affiliates. The Borrower shall not permit any Restricted Entity to enter into any transaction directly or indirectly with or for the benefit of an Affiliate except transactions with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business if the monetary or business consideration arising from such a transaction would be substantially as advantageous to such Restricted Entity as the monetary or business consideration which such Restricted Entity would obtain in a comparable arm's length transaction.

         5.12    Insurance.

                 (a) The Borrower shall cause each Restricted Entity to maintain insurance with responsible and reputable insurance companies or associations reasonably acceptable to the Agent in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Persons operate. Without limiting the foregoing, the Borrower shall maintain insurance coverage for the Restricted Entities equal to or better than, on an item by item basis for each item, the coverage for the Restricted Entities existing on the date of this Agreement. The Borrower shall deliver to the Agent certificates evidencing such policies or copies of such policies at the Agent's request following a reasonable period to obtain such certificates taking into account the jurisdiction where the insurance is maintained.

                 (b) All policies representing liability insurance of the Restricted Entities shall name the Agent and the Banks as additional named insureds in a form satisfactory to the Agent. All proceeds of such liability insurance coverage for the Agent and the Banks shall be paid as directed by the Agent to indemnify the Agent or the applicable Bank for the liability covered. In the event that proceeds of property or liability insurance are paid to any Restricted Entity in violation of the foregoing, the Restricted Entity shall hold the proceeds in trust for the Agent, segregate the proceeds from the other funds of such Restricted Entity, and promptly pay the proceeds to the Agent with any necessary endorsement. The Agent shall have the right, but not the obligation, during the existence of an Event of Default, to make proof of loss under, settle and adjust any claim under, and receive the proceeds under the insurance, and the reasonable expenses incurred by the Agent in the adjustment and collection of such proceeds shall be paid by the Borrower. The Borrower irrevocably appoints the Agent as its attorney in fact to take such actions in its name. If the Agent does not take such actions, the Borrower may take such actions subject to the approval of any final action by the Agent. The Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.

         5.13 Investments. The Borrower shall not permit any Restricted Entity to make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, except for Permitted Investments.

         5.14 Lines of Business. The Borrower shall not permit the Restricted Entities to change the character of their business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to such business as presently and normally conducted.

         5.15 Compliance with Laws. The Borrower shall cause each Restricted Entity to comply with all federal, state, and local laws and regulations which are applicable to the operations and property of such Persons, in each case, where the failure to comply could reasonably be expected to cause a Material Adverse Change.

         5.16 Environmental Compliance. The Borrower shall cause each Restricted Entity to comply with all Environmental Laws and obtain and comply with all related permits necessary for the ownership and operation of any such Person's properties, in each case, where the failure to comply could reasonably be expected to cause a Material Adverse Change. The Borrower shall cause each Restricted Entity to promptly disclose to the Agent any notice to or investigation of such Persons for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which represent liabilities which could reasonably be expected to cause a Material Adverse Change. The Borrower shall not permit any Restricted Entity to create, handle, transport, use, or dispose of any Hazardous Materials on or about any such Person's properties; release any Hazardous Materials into the environment in connection with any such Person's operations or contaminate any properties with Hazardous Materials; or own properties contaminated by any Hazardous Materials, in each case in any manner that could reasonably be expected to cause a Material Adverse Change.

         5.17 ERISA Compliance. The Borrower shall cause each Restricted Entity to (i) comply in all material respects with all applicable provisions of ERISA and prevent the occurrence of any Reportable Event or Prohibited Transaction with respect to, or the termination of, any of their respective Plans, in each case, where the failure to do so could reasonably be expected to cause a Material Adverse Change and (ii) not create or participate in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA.

         5.18 Payment of Certain Claims. The Borrower shall cause each Restricted Entity to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, levies, and like charges imposed upon any such Person or upon any such Person's income, profits, or property by authorities having competent jurisdiction prior to the date on which penalties attach thereto except for tax payments being contested in good faith for which adequate reserves have been established and reported in accordance with generally accepted accounting principals which could not reasonably be expected to cause a Material Adverse Change and (b) all trade payables and current operating liabilities, unless the same are less than 90 days past due or are being contested in good faith, have adequate reserves established and reported in accordance with general accepted accounting principals, and could not reasonably be expected to cause a Material Adverse Change.

         5.19 Subsidiaries. Upon the formation or acquisition of any new Subsidiary, the Borrower shall and shall cause such Subsidiary to promptly, but in any event within 30 days after the formation or acquisition of such new Subsidiary, execute and deliver to the Agent such guaranties, security agreements, pledge agreements, amendment agreements, consents, and other documents and agreements as the Agent requests so that such Subsidiary guarantees and secures the Credit Obligations on the same terms as the existing Subsidiaries of the Borrower (including the execution and delivery of a Joinder Agreement in substantially the form of Exhibit G for the purpose of joining such Subsidiary as a party to the Guaranty, the Security Agreement, and, if applicable, the Stock Pledge Agreement or the Partnership Pledge Agreement, or the execution of such new guaranties, pledge agreements, security agreements, and consents as the Agent determines are necessary to have the same effect in different jurisdictions). In connection therewith and within 30 days after the formation or acquisition of such new Subsidiary, the Borrower shall provide corporate documentation and opinion letters reasonably satisfactory to the Agent reflecting the corporate status of such new Subsidiary of the Borrower and the enforceability of such agreements.

ARTICLE 6.       DEFAULT AND REMEDIES.

         6.1 Events of Default. Each of the following shall be an "Event of Default" for the purposes of this Agreement and for each of the Credit
Documents:

                 (a) Payment Failure. The Borrower (i) fails to pay when due any principal amounts due under this Agreement or any other Credit Document or (ii) fails to pay when due any interest, fees, reimbursements, indemnifications, or other amounts due under this Agreement or any other Credit Document and such failure has not been cured within five Business Days;

                 (b) False Representation. Any written representation or warranty made by any Credit Party or any Responsible Officer thereof in this Agreement or in any other Credit Document proves to have been false or erroneous in any material respect at the time it was made or deemed made;

                 (c) Breach of Covenant. (i) Any breach by the Borrower of any of the covenants contained in Sections 5.1(a) (with respect to the Borrower), 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 5.9, 5.10, 5.13 or 5.19 or (ii) any
breach by any Credit Party of any other covenants contained in this Agreement, or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by a Responsible Officer of such Credit Party or the receipt of written notice thereof from the Agent;

                 (d) Security and Support Documents. Any Security Document shall at any time and for any reason (other than one within the reasonable control of any Bank) cease to create the Lien on the property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by any party thereto;

                 (e) Guaranty. (i) the Guaranty shall at any time and for any reason cease to be in full force and effect with respect to any Guarantor (except as permitted under Section 5.9 hereof) or shall be contested by any Guarantor, or any Guarantor shall deny it has any further liability or obligation thereunder, or (ii) any breach by any Guarantor of any of the covenants contained in Section 1 of the Guaranty;

                 (f) Material Debt Default. (i) Any principal, interest, fees, or other amounts due on any Debt of any Restricted Entity (other than the Credit Obligations) is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and such failure is not cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $250,000; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt of any such Person (other than the Credit Obligations) the effect of which is to accelerate or to permit the acceleration of the maturity of any such Debt, whether or not any such Debt is actually accelerated, and such event or condition shall not be cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000; (iii) any Debt of any such Person shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all Debt of such Persons so accelerated exceeds $1,000,000; or (iv) any default or event of default, however denominated, occurs under the Swing Line Note;

                 (g) Material Agreement Default. There shall occur any breach by any Restricted Entity of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change and such breach is not cured within the applicable grace period, if any;

                 (h) Bankruptcy and Insolvency. (i) there shall have been filed against any Restricted Entity or any such Person's properties, without such Person's consent, any petition or other request for relief seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors and such request for relief
(A) remains in effect for 60 or more days, whether or not consecutive, or (B) is approved by a final nonappealable order, or (ii) any such Person consents to or files any petition or other request for relief of the type described in clause (i) above seeking relief from creditors, makes any assignment for the benefit of creditors or other arrangement with creditors, or admits in writing such Person's inability to pay such Person's debts as they become due (the occurrence of any Event of Default under clause (i) or (ii) of this paragraph being a "Bankruptcy Event of Default");

                 (h) Adverse Judgment. The aggregate outstanding amount of judgments against the Restricted Parties not discharged or stayed pending appeal or other court action within 30 days following entry is greater than $250,000; or

                 (i) Change of Control. There shall occur any Change of Control.

         6.2 Termination of Revolving Loan Commitments. Upon the occurrence of any Bankruptcy Event of Default, all of the commitments of the Agent and the Banks hereunder shall terminate. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower all of the commitments of the Agent and the Banks hereunder terminated, whereupon the same shall immediately terminate.

         6.3 Acceleration of Credit Obligations. Upon the occurrence of any Bankruptcy Event of Default, the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations to be immediately due and payable, whereupon the same shall immediately become due and payable. In connection with the foregoing, except for the notice provided for above in this Article VI, the Borrower waives notice of any Default or Event of Default, grace, notice of intent to accelerate, notice of acceleration, presentment, demand, notice of nonpayment, protest, and all other notices.

         6.4 Cash Collateralization of Letters of Credit. Upon the occurrence of any Bankruptcy Event of Default, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g). During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks require by written notice to the Borrower that the Borrower pay to the Agent an amount equal to the Letter of Credit Exposure to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g), whereupon the Borrower shall pay to the Agent such amount for such purpose.

         6.5 Default Interest. If any Event of Default exists based upon a default in the payment of any amounts owing hereunder, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower that the Credit Obligations specified in such notice shall bear interest beginning on the date specified in such notice until paid in full at the applicable Default Rate for such Credit Obligations, whereupon the Borrower shall pay such interest to the Agent for the benefit of the Agent and the Banks, as applicable, upon demand by the Agent. If any other Event of Default exists, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower that, unless such Event of Default is cured to the satisfaction of the Agent and the Majority Banks on or before the 30th day following the occurrence of such Event of Default, the Credit Obligations specified in such notice shall bear interest beginning on such 30th day until paid in full at the applicable Default Rate for such Credit Obligations, whereupon the Borrower shall, if such Event of Default is not cured by such date, pay such interest to the Agent for the benefit of the Agent and the Banks, as applicable, upon demand by the Agent after such date.

         6.6 Right of Setoff. During the existence of an Event of Default, the Agent and each Bank is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Agent or such Bank to the Borrower against any and all of the obligations of the Borrower under this Agreement and the Credit Documents, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or the Credit Documents and although such obligations may be contingent and unmatured. The Agent and each Bank, as the case may be, agrees promptly to notify the Borrower after any such setoff and application made by such party provided that the failure to give such notice shall not affect the validity of such setoff and application.

         6.7 Actions Under Credit Documents. Following an Event of Default, the Agent shall at the request of the Majority Banks take any and all actions permitted under the other Credit Documents, including the Guaranty and the Security Documents.

         6.8 Remedies Cumulative. No right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

         6.9 Application of Payments. Prior to the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments made hereunder shall be applied to the Credit Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Credit Obligations provided for hereunder and in the Credit Documents. Following the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments and collections shall be applied to the Credit Obligations in the following order:

                 First, to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Agent that are due and payable under the Credit Documents;

                 Then, ratably to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Banks that are due and payable under the Credit Documents;

                 Then, ratably to the payment of all accrued but unpaid interest and fees and obligations under Interest Hedge Agreements due and payable under the Credit Documents;

                 Then, ratably to the payment of all outstanding principal and reimbursement obligations for draws under Letters of Credit due and payable under the Credit Documents;

                 Then, ratably to the payment of any other amounts due and owing with respect to the Credit Obligations; and

                 Finally, any surplus held by the Agent and remaining after payment in full of all the Credit Obligations and reserve for Credit Obligations not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus. All applications shall be distributed in accordance with Section 2.10(a).

ARTICLE 7.  THE AGENT AND THE ISSUING BANK

         7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. Statements under the Credit Documents that the Agent may take certain actions, without further qualification, means that the Agent may take such actions with or without the consent of the Banks or the Majority Banks, but where the Credit Documents expressly require the determination of the Banks or the Majority Banks, the Agent shall not take any such action without the prior written consent thereof. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Revolving Loan Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Revolving Loan Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

         7.2 Reliance, Etc. Neither the Agent, the Issuing Bank, nor any of their respective Related Parties (for the purposes of this Section 7.2, collectively, the "Indemnified Parties") shall be liable for any action taken or omitted to be taken by any Indemnified Party under or in connection with this Agreement or the other Credit Documents, INCLUDING ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, except for any Indemnified Party's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Issuing Bank: (a) may treat the payee of any Revolving Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Credit Document on the part of the Credit Parties or to inspect the property (including the books and records) of the Credit Parties; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         7.3 Affiliates. With respect to its Revolving Loan Commitments, the Revolving Loan Advances made by it, its interests in the Letters of Credit, and the Revolving Loan Notes issued to it, the Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent and the Issuing Bank in their individual capacity. The Agent, the Issuing Bank, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, and any Person who may do business with or own securities of any Credit Party, all as if the Agent were not an agent hereunder and the Issuing Bank were not the issuer of Letters of Credit hereunder and without any duty to account therefor to the Banks.

         7.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Registration Statement, the Interim Financial Statements, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it shall, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         7.5 Expenses. To the extent not paid by the Borrower, each Bank severally agrees to pay to the Agent and the Issuing Bank on demand such Bank's ratable share of the following: (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank with respect to advising the Agent and the Issuing Bank as to their respective rights and responsibilities under this Agreement and the Credit Documents, and (b) all out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preservation or enforcement of the rights of the Agent, the Issuing Bank, and the Banks under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent and the Issuing Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         7.6 Indemnification. To the extent not reimbursed by the Borrower, each Bank severally agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, and each of their respective Related Parties (for the purposes of this Section 7.6, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         7.7 Successor Agent and Issuing Bank. The Agent or the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed by the Majority Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from any duties and obligations under this Agreement and the other Credit Documents after such acceptance, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 7 shall inure to such Person's benefit as to any actions taken or omitted to be taken by such Person while such Person was Agent or Issuing Bank under this Agreement and the other Credit Documents.

ARTICLE 8.       MISCELLANEOUS.

         8.1 Expenses. The Borrower shall pay on demand of the applicable party specified herein (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank, and (b) all out-of-pocket costs and expenses of the Agent, the Issuing Bank, and each Bank in connection with the preservation or enforcement of their respective rights under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent, the Issuing Bank, and each Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         8.2 Indemnification. The Borrower agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, each Bank, and each of their respective Related Parties (for the purposes of this Section 8.2, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         8.3 Modifications, Waivers, and Consents. No modification or waiver of any provision of this Agreement or the Revolving Loan Notes, nor any consent required under this Agreement or the Revolving Loan Notes, shall be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by all the Banks and the Borrower do any of the following:
(a) waive any of the conditions specified in Section 3.1 or 3.2, (b) increase the Revolving Loan Commitments of the Banks, (c) forgive or reduce the amount or rate of any principal, interest, or fees payable under the Credit Documents, or postpone or extend the time for payment thereof, (d) release any Guaranty or any material collateral securing the Credit Obligations (except as otherwise permitted or required herein), or (e) change the percentage of Banks required to take any action under this Agreement, the Revolving Loan Notes, or the Security Documents, including any amendment of the definition of "Majority Banks" or this Section 8.3. No modification, waiver, or consent shall, unless in writing and signed by the Agent or the Issuing Bank affect the rights or obligations of the Agent or the Issuing Bank, as the case may be, under the Credit Documents. The Agent shall not modify or waive or grant any consent under any other Credit Document of such action would be prohibited under this
Section 8.3 with respect to the Credit Agreement or the Revolving Loan Notes.

         8.4 Survival of Agreements. All representations, warranties, and covenants of the Borrower in this Agreement and the Credit Documents shall survive the execution of this Agreement and the Credit Documents and any other document or agreement.

         8.5 Assignment and Participation. This Agreement and the Credit Documents shall bind and inure to the benefit of the Borrower and their respective successors and assigns and the Agent and the Banks and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under this Agreement or any Credit Document.

                 (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, the Revolving Loan Notes held by it, and the participation interest in the Letters of Credit owned by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) assignments of Revolving Loan Commitments shall be made in minimum amounts of $5,000,000 and be made in integral multiples of $1,000,000 and the assigning Bank, if it retains any Revolving Loan Commitments, shall maintain at least $5,000,000 in Revolving Loan Commitments, (iii) each such assignment shall be to an Eligible Assignee,
(iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Revolving Loan Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                 (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Registration Statement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee shall, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                 (c) The Register. The Agent shall maintain at its address referred to in Section 8.6 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Loan Commitments of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Loan Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Revolving Loan Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Revolving Loan Commitment assumed by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Revolving Loan Commitment hereunder, a new Revolving Loan Note to the order of such Bank in an amount equal to the Revolving Loan Commitment retained by it hereunder. Such new Revolving Loan Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

                 (e) Participation. Each Bank may sell participation to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, its participation interest in the Letters of Credit, and the Revolving Loan Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Loan Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Revolving Loan Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, and the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except that upon 10 days' written notice of such participation to the Agent and the Borrower, such Bank may permit the participant to possess consent rights with respect to changes in the principal amount of the Revolving Loan Notes, reductions in fees or interest, extensions of the applicable maturity date, or releases of any collateral or guarantor (except to the extent otherwise permitted herein or in any of the other Credit Documents). The Borrower hereby agrees that participants shall have the same rights under Sections 2.6, 2.7, 2.8, 2.9, 2.10, and 8.2 as a Bank to the extent of their respective participation.

                 (f) Assignments or Pledges to Federal Reserve Banks. In addition to the foregoing rights of assignment and participation, any Bank may assign or pledge any portion of its rights under this Agreement (including the Revolving Loan Advances owed to such Bank) to any Federal Reserve Bank in accordance with applicable law without notice to or the consent of the Borrower or the Agent, provided that (i) such Bank shall not be relieved of its obligations under this Agreement as a result thereof and (ii) in no event shall the Federal Reserve Bank be entitled to direct the actions of the pledging or assigning Bank under this Agreement.

         8.6 Notice. All notices and other communications under this Agreement and the Revolving Loan Notes shall be in writing and mailed by certified mail (return receipt requested), telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, to the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties. Mailed notices shall be effective when received. Telecopied or telexed notices shall be effective when transmission is completed or confirmed by telex answerback. Delivered notices shall be effective when delivered by messenger or courier. Notwithstanding the foregoing, notices and communications to the Agent pursuant to Article 2 or 7 shall not be effective until received by the Agent.

         8.7 Choice of Law. This Agreement and the Revolving Loan Notes have been prepared, are being executed and delivered, and are intended to be performed in the State of Texas, and the substantive laws of the State of Texas and the applicable federal laws of the United States shall govern the validity, construction, enforcement, and interpretation of this Agreement and the Revolving Loan Notes; provided however, Chapter 15 of the Texas Credit Code does not apply to this Agreement or the Revolving Loan Notes. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version).

         8.8 Forum Selection. THE BORROWER IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATED THERETO.
THE BORROWER AGREES AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.

         8.9 Service of Process. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO, THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS,

COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE BORROWER.

         8.10 Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

         8.11 Amendment and Restatement. This Agreement represents a full and complete amendment and restatement of the Credit Agreement dated as of January 30, 1998, among the Borrower, NationsBank of Texas, N.A., as predecessor in interest to NationsBank, N.A., as the Agent, and the Banks named therein, and that prior version is deemed replaced hereby as of the effectiveness of this Agreement. The indebtedness under such prior version of this Agreement continues under this Agreement (as reallocated among the Banks in connection with the effectiveness of this Agreement) and the execution of this Agreement does not indicate a payment, satisfaction, novation, or discharge thereof. All security and support for the indebtedness under the prior version of this Agreement continues to secure and support the indebtedness hereunder. Upon the effectiveness of this Agreement, all outstanding Revolving Loan Advances shall be reallocated among the Banks ratably in accordance with their Commitments. Amounts payable under the prior version of this Agreement shall accrue thereunder until the effectiveness of this Agreement and the Agent shall arrange with the Borrower and the Banks to prorate and ratably distribute to the Agent and the Banks all amounts payable under the prior version of this Agreement for the periods prior to the effectiveness of this Agreement.

         8.12 Counterparts. This Agreement may be executed in multiple counterparts which together shall constitute one and the same instrument.

         8.13 No Further Agreements. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                           BORROWER:

                                           INTEGRATED ELECTRICAL SERVICES, INC.


                                           By: /s/ JIM P. WISE
                                              ---------------------------------
                                                   Jim P. Wise
                                                   Senior Vice President and
                                                   Chief Financial Officer


                                           AGENT:

                                           NATIONSBANK, N.A., as Agent


                                           By: /s/ ALBERT L. WELCH
                                              ---------------------------------
                                                   Albert L. Welch
                                                   Vice President

                                  BANKS:

                                  NATIONSBANK, N.A.


Revolving Loan Commitment:        By: /s/ ALBERT L. WELCH
$30,000,000                          ---------------------------------
                                         Albert L. Welch
                                         Vice President


                                  BANK OF SCOTLAND


Revolving Loan Commitment:        By: /s/ ANNIE CHIN TAT
$25,000,000                          ---------------------------------
                                         Annie Chin Tat
                                         Senior Vice President


                                  COMERICA BANK - TEXAS


Revolving Loan Commitment:        By: /s/ BART BEARDEN
$25,000,000                          ---------------------------------
                                         Bart Bearden
                                         Vice President


                                  NATIONAL CITY BANK OF KENTUCKY


Revolving Loan Commitment:        By: /s/ TOM GURBACH
$15,000,000                          ---------------------------------
                                         Tom Gurbach
                                         Vice President

                                  PARIBAS


Revolving Loan Commitment:        By: /s/ ROSINE K. MATHEWS
$15,000,000                          -----------------------------
                                  Name:   Rosine K. Mathews
                                       ---------------------------
                                  Title:  Vice President
                                        --------------------------


                                  By: /s/ LARRY ROBINSON
                                     -----------------------------
                                  Name:   Larry Robinson
                                       ---------------------------
                                  Title:  Vice President
                                        --------------------------


                                  THE BANK OF NOVA SCOTIA


Revolving Loan Commitment:        By: /s/ F.C.H. ASHBY
$15,000,000                          -----------------------------
                                  Name:   F.C.H. Ashby
                                       ---------------------------
                                  Title: Senior Manager Loan
                                           Operations
                                        --------------------------


                                  CENTURA BANK


Revolving Loan Commitment:        By: /s/ LOWRY D. PERRY
$15,000,000                          -----------------------------
                                  Name:   Lowry D. Perry
                                       ---------------------------
                                  Title: Bank Officer
                                        --------------------------


                                  CREDIT LYONNAIS NEW YORK BRANCH


Revolving Loan Commitment:        By: /s/ PASCAL POUPELLE
$15,000,000                          -----------------------------
                                  Name:   Pascal Poupelle
                                       ---------------------------
                                  Title:  Executive Vice President
                                        --------------------------

                                  FIRST AMERICAN NATIONAL BANK


Revolving Loan Commitment:        By: /s/ STEPHEN ARNOLD
$10,000,000                          --------------------------
                                  Name:   Stephen Arnold
                                       ------------------------
                                  Title:  A.V.P.
                                        -----------------------


                                  SUNTRUST BANK


Revolving Loan Commitment:        By: /s/ JOHN A. FIELDS, JR.
$10,000,000                          -------------------------------
                                  Name:   John A. Fields, Jr.
                                       -----------------------------
                                  Title:  Vice President
                                        ----------------------------


                                  By: /s/ STEVEN NEWBY
                                     -------------------------------
                                  Name:   Steven Newby
                                       -----------------------------
                                  Title:   Corporate Banking Officer
                                        ----------------------------

                                                             [Execution Version]


                                    GUARANTY
             (Subsidiaries of Integrated Electrical Services, Inc.)


        This Guaranty dated as of July 30, 1998 ("Agreement"), is made by the undersigned subsidiaries of Integrated Electrical Services, Inc., a Delaware corporation (each a "Guarantor"), in favor of NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., in its capacity as agent ("Agent") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

        This Agreement is given in connection with the Credit Agreement dated as of July 30, 1998 (as modified from time to time, the "Credit Agreement"), among Integrated Electrical Services, Inc., a Delaware corporation ("Borrower"), certain financial institutions which are or may become parties thereto, and the Agent, the defined terms of which are used herein unless otherwise defined herein. It is a condition precedent to the obligation of the Banks to make any extension of credit under the Credit Agreement that the Guarantors execute and deliver this Agreement to the Agent. Each Guarantor is a Subsidiary of the Borrower. Because each Guarantor receives and, as a result of its ownership by the Borrower, expects to continue to receive financial and management support from the Borrower, each Guarantor will obtain substantial benefit from the extensions of credit expected to be made to the Borrower under the Credit Agreement.


        Therefore, to induce the Agent and such financial institutions to enter into the Credit Agreement, the Guarantors jointly and severally agree with the Agent as follows:

Section 1. Guaranty. The Guarantors irrevocably and jointly and severally guarantee to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and the Banks (and with respect to the Interest Hedge Agreements, the Affiliates of the Banks) under the terms of the Credit Agreement and the other Credit Documents, including amounts owed under the terms of the Credit Agreement and the other Credit Documents for which the Borrower has obtained relief under bankruptcy or other laws providing for relief from creditors, and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations (collectively, the "Guaranteed

Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and each Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify any Guarantor of such default and make demand for payment hereunder, such Guarantor shall immediately pay to the Agent the full amount of the Guaranteed Obligations which are due and payable. Each Guarantor shall make each payment to the Agent in U.S. Dollars in immediately available funds as directed by the Agent. The Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent to any Guarantor against any and all of the obligations of such Guarantor under this Agreement. The Agent agrees to promptly notify such Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

Section 2.       Guaranty Absolute.

        2.1 This Agreement shall be deemed accepted by the Agent upon receipt, and the obligations of the Guarantors under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by any Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by any Guarantor.

        2.2 Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Each Guarantor agrees that such Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which such Guarantor might otherwise have which relate to:

                 (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Credit Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Credit Documents; any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Credit Documents;

                 (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

                 (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

                 (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor shall be considered a "Debtor" as defined in Section 9.105 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor thereunder); or

                 (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

         2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Agent or any Bank must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to any Guarantor by the Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of each Guarantor that such

Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

        2.4      (a)      Each Guarantor is a Subsidiary of the Borrower and
receives and, because of its ownership by the Borrower, expects to continue to receive business opportunities, financial support, and management support from the Borrower. Each Guarantor has agreed to enter into this Agreement so that the Borrower can receive the benefits of the Guaranteed Obligations and continue to provide these services to such Guarantor.

                 (b) In consummating the transactions contemplated by the Credit Documents, no Guarantor intends to disturb, delay, hinder, or defraud either present or future creditors of such Guarantor. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligations. Based upon such examination, and taking into account the fairly discounted value of such Guarantor's contingent obligations under this Agreement and the value of the subrogation and contribution claims such Guarantor could make in connection with this Agreement, and assuming each of the transactions contemplated by the Credit Documents is consummated and the Borrower makes full use of the credit facilities thereunder, the present realizable fair market value of the assets of such Guarantor exceeds the total obligations of such Guarantor, and such Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.

                 (c) If notwithstanding the foregoing it is judicially determined with respect to any Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

                 (d) Each Guarantor agrees that each Guarantor shall have rights of contribution and subrogation against each other Guarantor with respect to any payments made in connection with the Guaranteed Obligations.

Section 3.       Unimpaired Collection.

        3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to enforce payment by any Guarantor under this Agreement, to show any proof of the Borrower's default, to exhaust the Agent's remedies against the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. Each Guarantor waives any rights under Chapter 34 of the Texas Business and Commerce Code,
Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure related to the foregoing. Neither the Agent nor the Banks shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

        3.2 With respect to each Guarantor, all Subordinated Obligations of such Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

                 (a) As used herein, the term "Subordinated Obligations" for such Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations to such Guarantor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to such Guarantor and including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C.
Section 509, or under Chapter 34 of the Texas Business and Commerce Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent against the Borrower, any Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

                 (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), such Guarantor agrees not to take any action to enforce payment of such the Subordinated Obligations of such Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of such Guarantor.

                 (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor, and all payments to which such Guarantor would be entitled to collect or receive on the Subordinated Obligations of such Guarantor shall be paid over to the Agent for application to the Guaranteed Obligations.

                 (d) Following notice from the Agent to the Borrower that an Event of Default exists and that no further payments shall be made on the Subordinated Obligations of such Guarantor until (i) all amounts due with respect to the Guaranteed Obligations shall be paid in full or (ii) the Agent revokes such notice, such Guarantor shall not be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor.

                 (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of such Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Agent which secures the Guaranteed Obligations. At the request of the Agent, such Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

                 (f) This is an absolute and irrevocable agreement of subordination and the Agent may, without notice to such Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of such Guarantor hereunder.

                 (g) Such Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of such Guarantor unless such Guarantor causes the assignee or other transferee to execute and deliver to the Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

                 (h) If any amount shall be paid to such Guarantor in violation of this Section 3.2, such amount shall be held in trust for the benefit of the Agent and immediately turned over to the Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.       Miscellaneous.

        4.1 Each Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrower in the Credit Agreement to the extent that such representations, warranties, and covenants are applicable to such Guarantor, including all of the representations and warranties in Section 4 of the Credit Agreement and all of the covenants in Section 5 of the Credit Agreement.

         4.2 Each Guarantor shall pay to the Agent on demand (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents to which such Guarantor is a party, including the reasonable fees and out-of-pocket expenses of outside counsel for the Agent with respect to advising the Agent as to its rights and responsibilities under this Agreement and the Credit Documents to which such Guarantor is a party, and (b) all costs and expenses of the Agent in connection with the enforcement of the Agent's rights under this Agreement and the other Credit Documents to which such Guarantor is a party, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent. The provisions of this paragraph shall survive any purported termination of this Agreement and the Credit Documents that does not expressly reference this paragraph.

         4.3 Each Guarantor agrees to protect, defend, indemnify, and hold harmless the Agent, each Bank, and each of their respective Related Parties (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTIES' OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Parties' gross negligence or willful misconduct or negligence in the handling of money. The provisions of this paragraph shall survive any purported termination of this Agreement and the Credit Documents that does not expressly reference this paragraph.

         4.4 Each Guarantor agrees that this Agreement shall be governed by the laws of the State of Texas. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of any Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. The Agent's remedies under this Agreement and the Credit Documents to which any Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Credit Documents to which such Guarantor is a party shall act as a waiver of the Agent's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of each Guarantor and the Agent and their respective successors and assigns. Each Guarantor may not assign its rights or delegate its duties under this Agreement. The Agent may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement.
This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between such Guarantor and the Agent provided for in this Agreement and the Credit Documents to which such Guarantor is a party shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by such Guarantor or the Agent in written notice to the other party. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of such Guarantor or the Agent, as the case may be.

If to any Guarantor:

         [Guarantor]
         c/o Integrated Electrical Services, Inc.
         2301 Preston
         Houston, Texas  77003
         Attn: Jim P. Wise
         telephone: 713-222-1875
         telecopier: 713-222-1214

If to the Agent:

         NationsBank, N.A.,
              as Agent under the Credit Agreement
              dated as of July 30, 1998, among
             Integrated Electrical Services, Inc., the financial
              institutions parties thereto, and the Agent
         700 Louisiana, 7th Floor
         Houston, Texas 77002
         Attn:  Mr. Albert L. Welch, Vice President
         telephone:  713-247-6631
         telecopier:  713-247-7748

         4.5 Any present or future Subsidiary of the Borrower may become a Guarantor under and a party to this Agreement by executing and delivering to the Agent a Joinder

Agreement in accordance with Section 5.19 of the Credit Agreement or by otherwise assuming in writing in favor of the Agent the liabilities of a Guarantor under this Agreement. Upon execution and delivery of a Joinder Agreement or otherwise assuming the liabilities of a Guarantor under this Agreement such Subsidiary shall be deemed to be a Guarantor under this Agreement and a party to this Agreement for all purposes hereunder.

         4.6 WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the date first above written.

                                        ACE ELECTRIC, INC.
                                        H.R. ALLEN, INC.
                                        AMBER ELECTRIC, INC.
                                        BW CONSOLIDATED, INC.
                                        BW/CEC, INC.
                                        BW/BEC, INC.
                                        BW/CEC, L.L.C.
                                        BW/BEC, L.L.C.
                                        CHARLES P. BAGBY COMPANY, INC.
                                        DANIEL ELECTRICAL CONTRACTORS, INC.
                                        DANIEL ELECTRICAL OF TREASURE COAST INC.
                                        FLORIDA INDUSTRIAL ELECTRIC, INC.
                                        GENERAL PARTNER, INC.
                                        J.W. GRAY ELECTRIC CO., INC.
                                        J.W. GRAY MANAGEMENT LLC
                                        HATFIELD ELECTRIC, INC.
                                        HAYNES ELECTRICAL SUPPLY, INC.
                                        MARK HENDERSON, INCORPORATED
                                        HOLLAND ELECTRICAL SYSTEMS, INC.
                                        SPECTROL, INC.
                                        HOUSTON-STAFFORD ELECTRIC, INC.
                                        HOUSTON-STAFFORD MANAGEMENT LLC
                                        MENNIGA ELECTRIC, INC.
                                        MID-STATES ELECTRIC COMPANY, INC.
                                        MILLS ELECTRICAL CONTRACTORS, INC.
                                        MILLS MANAGEMENT LLC
                                        MUTH ELECTRIC, INC.
                                        PAULIN ELECTRIC COMPANY, INC.
                                        THOMAS POPP & COMPANY
                                        REYNOLDS ELECTRIC CORP.
                                        RODGERS ELECTRIC COMPANY, INC.
                                        STARK INVESTMENTS, INC.
                                        THURMAN & O'CONNELL CORPORATION
                                        WRIGHT ELECTRICAL CONTRACTORS, INC.



                                        By:  /s/ JOHN F. WOMBWELL
                                           -------------------------------------
                                                   John F. Wombwell
                                                   Assistant Secretary

                                        ALADDIN-WARD ELECTRIC & AIR, INC.
                                        CYPRESS ELECTRICAL CONTRACTORS, INC.
                                        HAMER ELECTRIC ACQUISITION
                                               CORPORATION
                                        HOWARD BROTHERS ELECTRIC CO., INC.
                                        INTEGRATED ELECTRICAL FINANCE, INC.
                                        INTEGRATION COMMUNICATION SERVICES,
                                               INC.
                                        POLLOCK ELECTRIC INC.
                                        SUMMIT ELECTRIC OF TEXAS, INCORPORATED



                                        By:  /s/ JOHN F. WOMBWELL
                                           -------------------------------------
                                               John F. Wombwell
                                               Secretary


                                        J.W. GRAY HOLDINGS LLC
                                        HOUSTON-STAFFORD HOLDINGS LLC
                                        IES HOLDINGS LLC
                                        MILLS ELECTRICAL HOLDINGS LLC
                                        POLLOCK SUMMIT HOLDINGS, INC.


                                        By: /s/ TERRY EARNHART
                                           -------------------------------------
                                               Terry Earnhart
                                               Manager



                                        BEXAR ELECTRIC COMPANY, LTD.

                                        By:    BW/BEC, INC., its General Partner
                                               BW/BEC, LLC, its Limited Partner


                                               By:  /s/ JOHN F. WOMBWELL
                                                  ------------------------------
                                                         John F. Wombwell
                                                         Assistant Secretary

                          CALHOUN ELECTRIC COMPANY, LTD.

                          By:     BW/CEC, INC., its General Partner
                                  BW/CEC, LLC, its Limited Partner


                                  By: /s/ JOHN F. WOMBWELL
                                     -------------------------------------------
                                      John F. Wombwell
                                      Assistant Secretary


                          J.W. GRAY ELECTRICAL CONTRACTORS LP

                          By:     J.W. GRAY MANAGEMENT LLC, its General Partner


                                  By: /s/ JOHN F. WOMBWELL
                                     -------------------------------------------
                                      John F. Wombwell
                                      Assistant Secretary


                          By:     J.W. GRAY HOLDINGS LLC, its Limited Partner


                                  By: /s/ TERRY EARNHART
                                     -------------------------------------------
                                      Terry Earnhart
                                      Manager

                          HATFIELD REYNOLDS ELECTRIC CO.

                          By: HATFIELD ELECTRIC, INC., its General Partner REYNOLDS ELECTRIC, CORP., its General Partner


                                  By: /s/ JOHN F. WOMBWELL
                                     -------------------------------------------
                                      John F. Wombwell
                                      Assistant Secretary

                              HAYMAKER ELECTRIC, LTD

                              By: GENERAL PARTNER, INC., its General Partner CHARLES P. BAGBY COMPANY, INC., its Limited Partner


                                      By: /s/ JOHN F. WOMBWELL
                                         ---------------------------------------
                                                 John F. Wombwell
                                                 Assistant Secretary


                              HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP

                              By:     HOUSTON-STAFFORD MANAGEMENT LLC, its
                                      General Partner


                                      By: /s/ JOHN F. WOMBWELL
                                         ---------------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary

                              By:     HOUSTON-STAFFORD HOLDINGS LLC, its
                                      Limited Partner


                                      By: /s/ TERRY EARNHART
                                         ---------------------------------------
                                                  Terry Earnhart
                                                  Manager


                              IES MANAGEMENT LP

                              By: INTEGRATED ELECTRICAL FINANCE, INC., its General Partner


                                      By: /s/ JOHN F. WOMBWELL
                                         ---------------------------------------
                                                  John F. Wombwell
                                                  Secretary

                         By:     IES HOLDINGS, LLC , its Limited Partner


                                 By: /s/ TERRY EARNHART
                                    --------------------------------------------
                                          Terry Earnhart
                                          Manager

                         MILLS ELECTRIC LP

                         By:     MILLS MANAGEMENT LLC, its General Partner


                                 By: /s/ JOHN F. WOMBWELL
                                    --------------------------------------------
                                          John F. Wombwell
                                          Assistant Secretary


                         By:     MILLS ELECTRICAL HOLDINGS LLC, its Limited
                                 Partner


                                 By: /s/ TERRY EARNHART
                                    --------------------------------------------
                                          Terry Earnhart
                                          Manager


                         POLLOCK SUMMIT ELECTRIC LP

                         By: POLLOCK ELECTRIC INC., its General Partner and its Limited Partner
                                 SUMMIT ELECTRIC OF TEXAS,
                                 INCORPORATED, its General Partner


                                 By: /s/ JOHN F. WOMBWELL
                                    --------------------------------------------
                                          John F. Wombwell
                                          Secretary


                        NATIONSBANK, N.A., as Agent


                                 By: /s/ ALBERT L. WELCH
                                    --------------------------------------------
                                         Albert  L. Welch
                                         Vice President

                                                             [Execution Version]

                                                                       Exhibit D


                                     FORM OF
                                 PROMISSORY NOTE
                                  ([Bank Name])


$[Amount]                        Houston, Texas                          [date]


         For value received, the undersigned INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [Bank Name] ("Bank"), the principal amount of [Amount] ($[ ]) or, if less, the aggregate outstanding principal amount of the Revolving Loan Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with accrued but unpaid interest on the principal amount of each such Revolving Loan Advance from the date of such Revolving Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of July 30, 1998 (as the same may be modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loan Advances by the Bank to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Revolving Loan Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable to the Agent in the currency, at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Revolving Loan Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

         It is contemplated that because of prepayments there may be times when no indebtedness is owed under this Note. Notwithstanding such prepayments, this Note shall remain valid and shall be in force as to Revolving Loan Advances made pursuant to the Credit Agreement after such prepayments.

         It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.

         No Further Agreements. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                             INTEGRATED ELECTRICAL SERVICES,
                                             INC.



                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------

                                                             [Execution Version]


                                PROMISSORY NOTE
                                  (Swing Line)


$5,000,000.00                                                      July 30, 1998

         INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of NATIONSBANK, N.A., successor in interest by merger to NationsBank of Texas, N.A. ("Lender"), the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or, if less, the outstanding principal amount advanced under this Promissory Note ("Note") and interest thereon, all as required by this Note.

         This Note is the Swing Line Note referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of July 30, 1998 (as modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

         Subject to the terms of this Note, the Lender shall from time to time prior to the Maturity Date (hereinafter defined) make advances ("Advances") to the Borrower under this Note. The aggregate outstanding principal amount of such advances shall not exceed the face amount of this Note. The Borrower shall request Advances by providing the Lender with notice not later than 11:00 a.m., Houston, Texas, time on the date of the requested Advance. The request must specify the amount of the requested Advance and the date of funding for such Advance. The Lender shall, before 4:00 p.m., Houston, Texas, time on the date of such Advance, make such Advance available to the Borrower in immediately available funds at the Borrower's account with the Lender.

         Subject to the terms hereof, the Borrower may prepay the Advances on this Note by providing the Lender with notice of the intended prepayment not later than 11:00 a.m., Houston, Texas, time on the date of prepayment, specifying the amount and the date of such prepayment. Each partial prepayment of the Advances shall be in a minimum amount of $100,000 or an integral multiple thereof or, if the aggregate outstanding principal amount of the Advances would be less than $100,000 following the prepayment, in the remaining aggregate outstanding principal amount of the Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid. Amounts prepaid shall be applied in the inverse order of maturity.

         Notwithstanding anything herein to the contrary, the Borrower shall pay to the Lender the outstanding principal balance of this Note on July 30, 2001 ("Maturity Date").

         It is contemplated that because of prepayments there may be times when no indebtedness is owed under this Note. Notwithstanding such prepayments, this Note shall remain valid and shall be in force as to Advances made pursuant to the Credit Agreement after such prepayments.

         The Advances shall bear interest at a per annum rate equal to the difference of (a) (i) the Adjusted Base Rate in effect from time to time plus
(ii) the Applicable Margin for the Prime Rate Tranche in effect from time to time, calculated on the basis of a 365/366-day year for the actual number of days elapsed, minus (b) the Applicable Margin for Commitment Fees in effect from time to time, calculated on the basis of a 360-day year for the actual number of days elapsed.

         The Borrower shall pay to the Lender all accrued but unpaid interest on the aggregate outstanding principal amount of the Advances on the last day of each calendar quarter, when the Advances are prepaid in full, and on the Maturity Date.

         The Lender shall record in its records all Advances made under this Note and all payments of principal and interest on the Advances. Any failure of the Lender to make such recordings, however, shall not affect the Borrower's repayment obligations. The Lender's records shall be presumptive evidence of the principal and interest owed by the Borrower.

         The Borrower shall make each payment required under this Note not later than 12:00 noon, Houston, Texas, time on the date when due in Dollars to the Lender at such location as is specified by the Lender in writing in immediately available funds. During the existence of an Event of Default, the Borrower hereby authorizes the Lender, if and to the extent payment is not made when due under this Note, to charge from time to time against any account of the Borrower with the Lender any amount so due. Whenever any payment to be made under this Note shall be stated to be due on a day other than a day on which the Lender is open for business in Houston, Texas ("Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest. All payments shall be applied as directed by the Borrower or, if not directed by the Borrower, as determined by the Lender.

         Each of the following shall be an "Event of Default" for the purposes of this Note: (a) the Borrower (i) fails to pay when due any principal amounts due under this Note or (ii) fails to pay when due any interest or other amounts due under this Note and such failure has not been cured within five Business Days, (b) there shall occur any Event of Default under the Credit Agreement, or
(c) the Lender shall resign or be removed as Agent under the Credit Agreement.

         During the continuation of any Event of Default, the Lender may declare by written notice to the Borrower all of the commitments of the Lender hereunder terminated (whereupon the same shall terminate) and the Lender may declare by written notice to the Borrower the aggregate outstanding principal amount of the Advances, all accrued interest thereon, and all other amounts payable by the Borrower under this Note to be immediately due and payable (whereupon the same shall immediately and automatically become due and payable). Upon the occurrence of any Event of Default relating to bankruptcy or insolvency, all of the commitments of the Lender hereunder shall terminate, and the aggregate outstanding principal amount of all Advances made under this Note, all accrued interest thereon, and all other amounts payable by the Borrower under this Note shall immediately and automatically become due and payable.

         Except for the notices provided for above and in the Credit Agreement, the Borrower waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of setoff, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices in connection with the foregoing.

         During the existence of an Event of Default, the Lender is authorized at any time, to the fullest extent permitted by law, to setoff and apply any indebtedness owed by the Lender to the Borrower against any and all of the obligations of the Borrower under this Note, irrespective of whether or not the Lender shall have made any demand under this Note and although such obligations may be contingent and unmatured. Following an Event of Default, the Lender may exercise (a) all of its rights under this Note and the Credit Agreement (including Section 2.3(b) thereof) (such agreements being the "Loan Documents") and (b) all other rights at law or in equity. During the existence of an Event of Default, all payments and collections shall be applied in the order determined by the Lender.

         No right, power, or remedy conferred to the Lender in the Credit Agreement or any Loan Document, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Lender in this Note, or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. No notice to or demand upon the Borrower shall entitle the Borrower to similar notices or demands in the future.

         If the Borrower fails to pay when due any amount payable under this Note, at the request of the Lender the amount not paid when due shall bear interest beginning on the date due until paid in full at the rate otherwise set for outstanding principal hereunder plus 2.00%.

         It is the intention of the Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.

         This Note shall be governed by the laws of the State of Texas without regard to any principles of conflicts of laws. If any provision in this Note is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of the Borrower in this Note shall survive the execution of this Note, the other Loan Documents, and any other contract or agreement. The Lender's remedies under this Note and the Loan Documents shall be cumulative, and no delay in enforcing this Note or the other Loan Documents shall act as a waiver of the Lender's rights hereunder. The provisions of this Note may be waived or amended only in a writing signed by the party against whom enforcement of such waiver or amendment is sought. This Note shall bind the Borrower and the Borrower's successors and assigns and shall inure to the benefit of the Lender and the Lender's successors and assigns. The Borrower may not assign the Borrower's rights or delegate the Borrower's duties under this Note or the other Loan Documents. The Lender may assign and participate the Lender's rights and delegate the Lender's duties under this Note. Unless otherwise specified, all notices provided for in this Note shall be made in accordance with the terms of the Credit Agreement.

         This Note evidences a modification and extension of certain indebtedness previously evidenced by that certain promissory note of the Borrower in favor of NationsBank of Texas, N.A., predecessor in interest to NationsBank, N.A., dated as of January 30, 1998, in the maximum principal amount of $5,000,000 (such promissory note is referred to as the "Original Note"). The indebtedness represented by the Original Note continues under this Note and the execution of this Note does not indicate a payment, satisfaction, novation, or discharge thereof. All security and support for the Original Note and the indebtedness represented thereby continues to secure and support this Note and the indebtedness hereunder.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                    INTEGRATED ELECTRICAL SERVICES, INC.


                                    By:
                                       -----------------------------------------
                                            Jim P. Wise
                                            Senior Vice President and
                                            Chief Financial Officer

                                                             [Execution Version]


                               SECURITY AGREEMENT
            (Integrated Electrical Services, Inc., and Subsidiaries)


         This Security Agreement dated as of July 30, 1998 ("Agreement"), is made by Integrated Electrical Services, Inc., a Delaware corporation ("Borrower"), and the undersigned subsidiaries of the Borrower (the Borrower and such undersigned subsidiaries being the "Debtors") in favor of NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., in its capacity as agent ("Secured Party") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

         Reference is made to the Credit Agreement dated as of July 30, 1998 (as modified from time to time, the "Credit Agreement"), among the Borrower, certain financial institutions which are or may become parties thereto, and the Secured Party. Each of the undersigned subsidiaries of the Borrower has entered into the Guaranty dated as of July 30, 1998 (as modified from time to time, the "Guaranty"), in favor of the Secured Party guaranteeing the payment of the obligations of the Borrower under the Credit Agreement. It is a condition precedent to the effectiveness of the Credit Agreement that the Debtors secure the Credit Agreement and the Guaranty with this Agreement.

         Therefore, for the consideration expressed in the Credit Agreement and the Guaranty, and in order to induce the Secured Party to enter into the Credit Agreement, the Debtors jointly and severally agree with the Secured Party as follows:

Section 1.       Interpretation; Definitions.

         1.1 Terms defined above and elsewhere in this Agreement shall have their specified meanings. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. Terms defined in
Article 9 of the UCC shall have the meanings specified in Article 9 of the UCC.

         1.2     The following terms shall have the following meanings:

         "Chief Executive Office Location" means, with respect to each Debtor, the location of the chief executive office of such Debtor as specified in
Schedule I.

         "Collateral" has the meaning specified in Section 2.1.

         "Collateral Account" means any deposit account with the Secured Party which is designated, maintained, and under the sole control of the Secured Party and is pledged to the Secured Party which has been established pursuant to the provisions of this Agreement for the purposes described in this Agreement including collecting, holding, disbursing, or applying certain funds, all in accordance with this Agreement. Each Debtor agrees to execute any documents reasonably requested by the Secured Party to create any Collateral Account and pledge it to the Secured Party.

         "Proceeds" means all of each Debtor's present and future (a) proceeds of the Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, (b) proceeds of any casualty or condemnation of the Collateral (including insurance proceeds and condemnation awards), (c) claims against third parties for impairment, loss, damage, or impairment of the value of the Collateral, and (d) rights under any insurance, indemnity, warranty, or guaranty of or for any of the foregoing, in each case whether represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.

         "Receivables" means all of each Debtor's present and future accounts, accounts from governmental agencies, instruments, chattel paper, income tax refunds, and any other rights to the payment of money.

         "Related Rights" means all of each Debtor's present and future sale contracts, chattel paper, licenses, permits, contracts, ledgers, files, records, computer files, computer programs, and general intangibles related to any other items of Collateral.

         "Secured Obligations" means (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Secured Party and the Banks (and with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under the Credit Agreement and the other Credit Documents; (b) all amounts now or hereafter owed by the Debtors to the Secured Party and the Banks (and with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under the Guaranty, this Agreement, and the other Credit Documents; and (c) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas, as amended from time to time, and any successor statute.

Section 2.       Grant of Security Interest.

         2.1 Grant of Security Interest. Each Debtor hereby grants to the Secured Party, for the benefit of the holders of the Secured Obligations, a security interest in all of such Debtor's right, title, and interest in and to the following property (the "Collateral") to secure the payment and performance of the Secured Obligations:

                 All Receivables;

                 All Related Rights; and

                 All Proceeds.

To the extent that the Collateral is not subject to the UCC, each Debtor collaterally assigns all of such Debtor's right, title, and interest in and to such Collateral to the Secured Party to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant law.

         2.2 Debtor Remains Liable. Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform such Debtor's obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any rights hereunder shall not release any Debtor from any obligations under any contracts and agreements included in the Collateral; and (c) Secured Party shall not have any obligation under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform or fulfill any of the obligations of any Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment any Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

Section 3. General Provisions. Each Debtor represents and warrants to and agrees with the Secured Party as follows:

         3.1 Ownership. Such Debtor has good and indefeasible title to the assets which comprise the Collateral of such Debtor as reflected in such Debtor's financial statements free from any liens, security interests, assignments, adverse claims, restrictions, or other encumbrances whatsoever except the Permitted Liens. No effective recorded interest, financing statement, or similar recording or filing covering any part of the Collateral of such Debtor is on file in any recording office, except those filed in connection with Permitted Liens. Such Debtor shall not, without the prior written consent of the Secured Party, grant any lien, security interest, assignment, restriction, claim, or other encumbrance on or against the Collateral, or lease, sell, or otherwise transfer any of such Debtor's rights in the Collateral except as otherwise permitted under this Agreement.

         3.2     Perfection.

                 (a)      General.

                          (i)     As of the date of this Agreement, the true
and correct name of such Debtor as listed on such Debtor's certificate of incorporation is the name specified for such Debtor on the signature pages of this Agreement. Such Debtor has had no prior names other than those listed for such Debtor in Schedule I. Such Debtor has not used and does not use any trade names other than those listed in Schedule I. Without ten days' advance written notice to the Secured Party, such Debtor shall not change such Debtor's name.

                          (ii)    As of the date of this Agreement, such
Debtor's chief executive office is located at the Chief Executive Office Location for such Debtor. Without ten days' advance written notice to the Secured Party, such Debtor shall not change the location of such Debtor's chief executive office from the Chief Executive Office Location for such Debtor.

                          (iii)   A carbon, photographic, or other reproduction
of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

                 (b)      Perfection of Receivables.

                          (i)     Such Debtor shall provide the Secured Party
with advance written notice of any material increase in the amount of Receivables in the form of accounts or general intangibles for the payment of money from governmental agencies that require consents or other actions to assign, perfect, or realize upon (including Receivables from the federal government that are subject to the Federal Assignment of Claims Act), instruments, and chattel paper and the opportunity to perfect a first priority security interest (subject only to Permitted Liens) in any such Receivables of such Debtor. Upon written request of the Secured Party, such Debtor shall take such actions as the Secured Party may reasonably request to permit the Secured Party to perfect a first priority security interest in any such Receivables of such Debtor, including obtaining necessary consents from governmental agencies, delivery of instruments to the Secured Party with all necessary endorsements, and delivery of assignment agreements requested by the Secured Party.

                          (ii)    With respect to Receivables of such Debtor in
the form of chattel paper, such Debtor shall, upon written request from the Agent, mark conspicuously all such Collateral with a legend, in form and substance reasonably satisfactory to the Secured Party, indicating that such Collateral is subject to the security interests granted hereunder. Such Debtor shall, during the existence of an Event of Default and upon request by the Secured Party, promptly deliver to the Secured Party possession of the Receivables of such Debtor in the form of chattel paper.

                          (iii)   No authorization, consent, or other action is
necessary to allow such Debtor to perform such Debtor's obligations hereunder with respect to the Receivables of such Debtor in the form of accounts and general intangibles for the payment of money.

         3.3     Priority.

                 (a) The security interests created by this Agreement are or, with respect to any security interest in Collateral of any Subsidiary acquired by the Borrower in an Acquisition transaction, will be within 30 days following the closing of such Acquisition, first priority except as set forth below, subject only to the Permitted Liens, and such Debtor shall preserve and maintain the status of such security interests to the end that such security interests remain first priority security interests, except as set forth below, in the Collateral subject only to the Permitted Liens. Permitted Liens for taxes, assessments, or other governmental charges or levies may be first priority to the extent required by applicable law.

                 (b) If the proceeds of the Secured Obligations are used to pay any indebtedness secured by prior liens, the Secured Party is subrogated to all of the rights and liens of the holders of such indebtedness.

         3.4     Further Assurances.

                 (a) There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Debtor, threatened against or affecting any material portion of the Collateral, or involving the validity or enforceability of this Agreement or the priority of the liens, security interests, or assignments created hereunder with respect to any material portion of the Collateral. If the validity or priority of this Agreement or of any liens, security interests, or assignments created or purported to be created hereunder or the title of such Debtor to any Collateral of such Debtor shall be endangered, questioned, or attacked in any material respect or if any material legal proceedings are instituted against such Debtor with respect thereto, such Debtor shall give prompt written notice thereof to the Secured Party, and the action proposed to be taken by such Debtor in connection therewith. During the existence of an Event of Default, such Debtor shall not initiate any action with respect to such material matters without granting the Secured Party advance written notice of such Debtor's intent to initiate such actions and the opportunity to consult with such Debtor regarding such Debtor's proposed actions (unless immediate action is necessary to prevent loss to such Debtor). At the Secured Party's request, during the existence of an Event of Default, such Debtor shall take any actions reasonably requested by the Secured Party with respect to such matters, including diligently endeavoring to cure any material defect existing or claimed, and taking all reasonably necessary and desirable steps for the defense of any legal proceedings, including the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims. During the existence of an Event of Default, the Secured Party, whether or not named as a party to any legal proceedings, is authorized to take any additional steps as the Secured Party deems necessary or desirable for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the liens, security interests, and assignments created hereunder, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Collateral of such Debtor and the payment or removal of prior liens or security interests, and the reasonable expenses of the Secured Party in taking such action shall be paid by such Debtor. Provided, that the Secured Party shall first request in writing that such Debtor take such additional steps and such Debtor shall, after reasonable opportunity, have failed to do so.

                 (b) Such Debtor agrees that at any time such Debtor shall promptly execute and deliver all further agreements, and take all further action, that the Secured Party may reasonably request, in order to further evidence the liens, security interests, and assignments granted or purported to be granted hereunder and perfect and protect the same or to enable the Secured Party to exercise and enforce the Secured Party's rights and remedies hereunder. Without limiting the foregoing, such Debtor shall at the Secured Party's reasonable request execute financing statements, assignments, notices, certificates of title and applications therefor, and such other documents and agreements as the Secured Party may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereunder. Such Debtor shall furnish to the Secured Party from time to time any statements and schedules further identifying and describing any Collateral of such Debtor and such other reports in connection with the Collateral of such Debtor as the Secured Party may reasonably request.

                 (c) During the existence of an Event of Default, such Debtor agrees that, if such Debtor fails to perform under this Agreement, the Secured Party may, but shall not be obligated to, after written request to such Debtor to perform, perform such Debtor's obligations under this Agreement, and any reasonable expenses incurred by the Secured Party in performing such Debtor's obligations shall be paid by such Debtor. Any such performance by the Secured Party may be made by the Secured Party in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Secured Party hereunder shall be conclusively established by a certificate of any officer of the Secured Party absent manifest error.

                 (d) Such Debtor irrevocably appoints the Secured Party as such Debtor's attorney in fact, with full authority to act during the existence of an Event of Default for such Debtor and in the name of such Debtor, to take any action and execute any agreement which the Secured Party deems necessary or advisable to accomplish the purposes of this Agreement, including the matters that the Secured Party is expressly authorized to take pursuant to this Agreement (including the matters described in paragraph (c) above), and instituting proceedings the Secured Party deems necessary or desirable to enforce the rights of the Secured Party with respect to this Agreement. Provided, that the Secured Party shall first request in writing that such Debtor take such actions and such Debtor shall, after reasonable opportunity, have failed to do so.

                 (e) The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party's rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except as elsewhere provided hereunder, the Secured Party shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

         3.5 Insurance. With respect to any casualty or condemnation to the Collateral, all proceeds of such casualty or condemnation which are due to such Debtor, including any property insurance proceeds, condemnation awards, proceeds from actions, and any other proceeds, are assigned to the Secured Party and shall be paid directly to the Secured Party for disposition in accordance with Section 5.12 of the Credit Agreement.

         3.6 Value of Receivables. Such Debtor shall use such Debtor's commercially reasonable efforts to collect payments on the Receivables of such Debtor when due. Unless otherwise specified herein, such Debtor shall use commercially reasonable efforts to perform such Debtor's obligations under each contract giving rise to any Receivables of such Debtor.

Section 4. General Remedies. During the existence of an Event of Default, the Secured Party may, at the Secured Party's option, exercise one or more of the remedies specified elsewhere in this Agreement or the following remedies:

         4.1     Interim Remedies.

                 (a) To the extent permitted by law, the Secured Party may exercise all the rights and remedies of a secured party under the UCC.

                 (b) The Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

                 (c) The Secured Party may occupy any premises owned or leased by any Debtor where any Collateral is assembled for a reasonable period in order to effectuate the Secured Party's rights and remedies hereunder or under law, without obligation to any Debtor with respect to such occupation.

         4.2     Remedies - Receivables.

                 (a) During the existence of an Event of Default, the Secured Party may establish Collateral Accounts for the purpose of collecting the Receivables of such Debtor and holding the proceeds thereof, and may direct such Debtor to instruct all account debtors and obligors on the Receivables of such Debtor to make all payments on the Receivables of such Debtor directly to the Secured Party for deposit into such Collateral Account. After such direction to such Debtor and until such direction has been rescinded (i) all collections and proceeds of the Receivables of such Debtor shall be directed to such Collateral Accounts, (ii) all proceeds of the Receivables of such Debtor which may from time to time come into the possession of such Debtor shall be held in trust for the Secured Party, segregated from the other funds of such Debtor, and delivered immediately to the Secured Party in the form received with any necessary endorsement for deposit into such Collateral Account, such delivery in no event to be later than one Business Day after receipt thereof by such Debtor, and (iii) such Debtor shall not adjust, settle, or compromise the amount or payment of any Receivable of such Debtor, release wholly or partly any account debtor or obligor for any Receivable of such Debtor, or allow any credit or discount on any Receivable of such Debtor, without the advanced written consent of the Secured Party.

                 (b) In connection with the foregoing, the Secured Party shall have the right at any time during the existence of an Event of Default to take any of the following actions, in the Secured Party's own name or in the name of such Debtor: change the accounts which shall be the Collateral Accounts for the Receivables of such Debtor; compromise or extend the time for payment of the Receivables of such Debtor upon such terms as the Secured Party may determine; endorse the name of such Debtor on checks, instruments, or other evidences of payment on the Receivables of such Debtor; make written or verbal requests for verification of amount owing on the Receivables of such Debtor from any Persons which the Secured Party believes are account debtors or obligors on the Receivables of such Debtor; open mail addressed to such Debtor and, to the extent of checks or other proceeds of the Receivables of such Debtor, dispose of same in accordance with this Agreement; take action in the Secured Party's name or such Debtor's name to enforce collection; and take all other action necessary to carry out this Agreement and give effect to the Secured Party's rights hereunder. Costs and expenses incurred by the Secured Party in collection and enforcement of the Receivables of such Debtor, including attorneys' fees and out-of-pocket expenses, shall be reimbursed by such Debtor to the Secured Party on demand.

         4.3     Foreclosure.

                 (a) The Secured Party may foreclose on any Collateral in any manner permitted by the courts of or in the State of Texas or the State in which any Collateral is located. If the Secured Party should institute a suit for the collection of the Secured Obligations and for foreclosure under this Agreement, the Secured Party may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

                 (b) To the extent permitted by law, the Secured Party may exercise all the foreclosure rights and remedies of a secured party under the UCC. In connection therewith, the Secured Party may sell any Collateral at public or private sale, at the office of the Secured Party or elsewhere, for cash or credit and upon written notice to such Debtor, such other terms as the Secured Party deems commercially reasonable. The Secured Party may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Each Debtor hereby deems ten days advance notice of the time and place of any public or private sale reasonable notification, recognizing that if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of the Secured Party, the Secured Party shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Secured Party in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder. The Secured Party may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.

         4.4 Application of Proceeds. Unless otherwise specified herein, any cash proceeds received by the Secured Party from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Secured Party hereunder may be, at the discretion of the Secured Party (a) held by the Secured Party in one or more Collateral Accounts as cash collateral for the Secured Obligations or (b) applied to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied in the following order:

                 First, to the payment of the costs and expenses of exercising the Secured Party's rights hereunder, whether expressly provided for herein or otherwise; and

                 Second, to the payment of the Secured Obligations in the order set forth in Section 6.9 of the Credit Agreement.

Any surplus cash collateral or cash proceeds held by the Secured Party after payment in full of the Secured Obligations and the termination of all commitments of the Secured Party to all Debtors shall be paid over by the Secured Party to the Borrower for distribution to the Debtors entitled to receive such surplus or to any other Persons that may be lawfully entitled to receive such surplus.

         4.5 Waiver of Certain Rights. To the full extent each Debtor may do so, such Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Such Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Secured Party under the terms of this Agreement.

Section 5.       Miscellaneous.

         5.1 Choice of Law. Except to the extent that the validity, perfection, or effect of perfection or nonperfection of the security interests created hereunder, or the remedies hereunder, in respect of any particular Collateral are required to be governed by the laws of a jurisdiction other than the State of Texas, this Agreement shall be subject to and construed and enforced in accordance with the substantive laws of the State of Texas.

         5.2 Notice. Unless otherwise specified, all notices and other communications between each Debtor and the Secured Party provided for in this Agreement and the Credit Documents to which such Debtor is a party shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by such Debtor or the Secured Party in written notice to the other party. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of such Debtor or the Secured Party, as the case may be.

If to any Debtor:

         [Debtor]
         c/o Integrated Electrical Services, Inc.
         2301 Preston
         Houston, Texas  77003
         Attn: Jim P. Wise
         telephone: 713-222-1875
         telecopier: 713-222-1214

If to the Secured Party:

         NationsBank, N.A.,
              as Agent under the Credit Agreement
              dated as of July 30, 1998, among
             Integrated Electrical Services, Inc., the financial
              institutions parties thereto, and the Agent
         700 Louisiana, 7th Floor
         Houston, Texas 77002
         Attn:  Mr. Albert L. Welch, Vice President
         telephone:  713-247-6631
         telecopier:  713-247-7748

         5.3 General. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of any Debtor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Secured Party demands payment therefor. The Secured Party's remedies under this Agreement and the Credit Documents shall be cumulative, and no delay in enforcing this

Agreement and the Credit Documents shall act as a waiver of the Secured Party's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of each Debtor and the Secured Party and their respective successors and assigns. Each Debtor may not assign its rights or delegate its duties under this Agreement. The Secured Party may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement.

         5.4 Joinder. Any present or future Subsidiary of the Borrower may become a Debtor under and a party to this Agreement by executing and delivering to the Secured Party a Joinder Agreement in accordance with Section 5.19 of the Credit Agreement or by otherwise assuming in writing in favor of the Secured Party the liabilities of a Debtor under this Agreement. Upon execution and delivery of a Joinder Agreement or otherwise assuming the liabilities of a Debtor under this Agreement such Subsidiary shall be deemed to be a Debtor under this Agreement and a party to this Agreement for all purposes hereunder.

         5.5 Amendment and Restatement. This Agreement represents an amendment and restatement of the Security Agreement dated as of January 30, 1998, made by certain of the Debtors in favor of NationsBank of Texas, N.A., predecessor in interest to NationsBank, N.A., as Secured Party, and all previous versions are deemed replaced hereby. The indebtedness secured under the prior versions of this Agreement continues to be secured under this version of this Agreement and the execution of this Agreement does not indicate a payment, satisfaction, novation, or discharge thereof. All security interests under the prior versions of this Agreement continue to secure such indebtedness under this version of this Agreement without impairment or interruption.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                   INTEGRATED ELECTRICAL SERVICES, INC.


                                   By: /s/ JIM P. WISE
                                      -----------------------------------------

                                                   Jim P. Wise
                                                   Senior Vice President and
                                                   Chief Financial Officer


                      [signatures continued on next page]

                                 ACE ELECTRIC, INC.
                                 H.R. ALLEN, INC.
                                 AMBER ELECTRIC, INC.
                                 BW CONSOLIDATED, INC.
                                 BW/CEC, INC.
                                 BW/BEC, INC.
                                 BW/CEC, L.L.C.
                                 BW/BEC, L.L.C.
                                 CHARLES P. BAGBY COMPANY, INC.
                                 DANIEL ELECTRICAL CONTRACTORS, INC.
                                 DANIEL ELECTRICAL OF TREASURE COAST INC.
                                 FLORIDA INDUSTRIAL ELECTRIC, INC.
                                 GENERAL PARTNER, INC.
                                 J.W. GRAY ELECTRIC CO., IN.C
                                 J.W. GRAY MANAGEMENT LLC
                                 HATFIELD ELECTRIC, INC.
                                 HAYNES ELECTRICAL SUPPLY, INC.
                                 MARK HENDERSON, INCORPORATED
                                 HOLLAND ELECTRICAL SYSTEMS, INC.
                                 SPECTROL, INC.
                                 HOUSTON-STAFFORD ELECTRIC, INC.
                                 HOUSTON-STAFFORD MANAGEMENT LLC
                                 MENNIGA ELECTRIC, INC.
                                 MID-STATES ELECTRIC COMPANY, INC.
                                 MILLS ELECTRICAL CONTRACTORS, INC.
                                 MILLS MANAGEMENT LLC
                                 MUTH ELECTRIC, INC.
                                 PAULIN ELECTRIC COMPANY, INC.
                                 THOMAS POPP & COMPANY
                                 REYNOLDS ELECTRIC CORP.
                                 RODGERS ELECTRIC COMPANY, INC.
                                 STARK INVESTMENTS, INC.
                                 THURMAN & O'CONNELL CORPORATION
                                 WRIGHT ELECTRICAL CONTRACTORS, INC.



                                 By: /s/ JOHN F. WOMBWELL
                                    -------------------------------------
                                         John F. Wombwell
                                         Assistant Secretary

                                 ALADDIN-WARD ELECTRIC & AIR, INC.
                                 CYPRESS ELECTRICAL CONTRACTORS, INC.
                                 HAMER ELECTRIC ACQUISITION CORPORATION
                                 HOWARD BROTHERS ELECTRIC CO., INC.
                                 INTEGRATED ELECTRICAL FINANCE, INC.
                                 INTEGRATION COMMUNICATION SERVICES, INC.
                                 POLLOCK ELECTRIC INC.
                                 SUMMIT ELECTRIC OF TEXAS, INCORPORATED


                                 By:  /s/ JOHN F. WOMBWELL
                                    ---------------------------------------
                                         John F. Wombwell
                                         Secretary


                                 J.W. GRAY HOLDINGS LLC
                                 HOUSTON-STAFFORD HOLDINGS LLC
                                 IES HOLDINGS LLC
                                 MILLS ELECTRICAL HOLDINGS LLC
                                 POLLOCK SUMMIT HOLDINGS, INC.


                                 By: /s/ TERRY EARNHART
                                    ---------------------------------------
                                         Terry Earnhart
                                         Manager


                                 BEXAR ELECTRIC COMPANY, LTD.

                                 By:     BW/BEC, INC., its General Partner
                                         BW/BEC, LLC, its Limited Partner


                                         By /s/ JOHN F. WOMBWELL
                                            -------------------------------
                                                John F. Wombwell
                                                Assistant Secretary

                                  CALHOUN ELECTRIC COMPANY, LTD.

                                  By:     BW/CEC, INC., its General Partner
                                          BW/CEC, LLC, its Limited Partner


                                          By: /s/ JOHN F. WOMBWELL
                                             ----------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary


                                  J.W. GRAY ELECTRICAL CONTRACTORS LP

                                  By:     J.W. GRAY MANAGEMENT LLC, its
                                          General Partner


                                          By: /s/ JOHN F. WOMBWELL
                                             ----------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary


                                  By:     J.W. GRAY HOLDINGS LLC, its Limited
                                          Partner


                                          By: /s/ TERRY EARNHART
                                             ----------------------------------
                                                  Terry Earnhart
                                                  Manager

                                  HATFIELD REYNOLDS ELECTRIC CO.

                                  By:     HATFIELD ELECTRIC, INC., its General
                                          Partner
                                          REYNOLDS ELECTRIC, CORP., its General
                                          Partner


                                          By: /s/ JOHN F. WOMBWELL
                                             ----------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary


                                  HAYMAKER ELECTRIC, LTD

                                  By:     GENERAL PARTNER, INC., its General
                                          Partner
                                          CHARLES P. BAGBY COMPANY, INC., its
                                          Limited Partner


                                          By: /s/ JOHN F. WOMBWELL
                                             ----------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary


                                  HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP

                                  By:     HOUSTON-STAFFORD MANAGEMENT LLC, its
                                          General Partner


                                          By: /s/ JOHN F. WOMBWELL
                                            ----------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary

                                  By:     HOUSTON-STAFFORD HOLDINGS LLC,
                                          its Limited Partner


                                          By: /s/ TERRY EARNHART
                                            ----------------------------------
                                                  Terry Earnhart
                                                  Manager


                                  IES MANAGEMENT LP

                                  By:     INTEGRATED ELECTRICAL FINANCE, INC.,
                                          its General Partner


                                          By: /s/ JOHN F. WOMBWELL
                                            ----------------------------------
                                                  John F. Wombwell
                                                  Secretary


                                  By:     IES HOLDINGS, LLC , its Limited
                                          Partner


                                          By: /s/ TERRY EARNHART
                                             ----------------------------------
                                                  Terry Earnhart
                                                  Manager


                                  MILLS ELECTRIC LP

                                  By:     MILLS MANAGEMENT LLC, its General
                                          Partner


                                          By: /s/ JOHN F. WOMBWELL
                                            ----------------------------------
                                                  John F. Wombwell
                                                  Assistant Secretary

                                  By:     MILLS ELECTRICAL HOLDINGS LLC, its
                                          Limited Partner

                                          By: /s/ TERRY EARNHART
                                            ----------------------------------
                                                  Terry Earnhart
                                                  Manager

                                  POLLOCK SUMMIT ELECTRIC LP

                                  By:     POLLOCK ELECTRIC INC., its General
                                          Partner and its Limited Partner
                                          SUMMIT ELECTRIC OF TEXAS,
                                          INCORPORATED, its General Partner


                                          By: /s/ JOHN F. WOMBWELL
                                            ----------------------------------
                                                  John F. Wombwell
                                                  Secretary

                                  NATIONSBANK, N.A., as Agent


                                  By: /s/ ALBERT L. WELCH
                                     ------------------------------------------
                                        Albert L. Welch
                                        Vice President

                                                                      Schedule I
                                                           to Security Agreement


                             Collateral Information
                               (For Each Debtor)

                      [Note: To be supplied by Borrower.]

                                PLEDGE AGREEMENT

         This Pledge Agreement dated as of July 30, 1998 ("Agreement"), is made by the undersigned partners of the Partnerships described below (each of the undersigned, individually, a "Pledgor," and collectively, the "Pledgors"), in favor of NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., as agent under the Credit Agreement described below ("Secured Party").

                                  INTRODUCTION

         Reference is made to the Credit Agreement dated as of July 30, 1998 (as modified from time to time, the "Credit Agreement"), among Integrated Electrical Services, Inc., a Delaware corporation ("Borrower"), certain financial institutions which are or may become parties thereto (the "Banks"), and the Secured Party. It is a condition precedent to the obligation of the Banks to make any extension of credit under the Credit Agreement that the Pledgors shall have entered into this Agreement. Therefore, in consideration of the credit expected to be received in connection with the Credit Agreement, the Pledgors jointly and severally agree with the Secured Party as follows:

Section 1. Definitions. The terms "deposit account," "account," "general intangible," "security," "instrument," "document," "chattel paper," "equipment," "fixture," "inventory," "goods," and "proceeds" shall have the meanings specified by Article 9 of the Uniform Commercial Code ("UCC"). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

        "Collateral" means the Partnership Agreements, Pledged Interests, Records, and Proceeds.

        "Partnerships" means Haymaker Electric, Ltd., an Alabama limited partnership, Calhoun Electric Company, Ltd., a Texas limited partnership, Bexar Electric Company, Ltd., a Texas limited partnership, J.W. Gray Electrical Contractors, LP, a Texas limited partnership, Hatfield Reynolds Electric Company, a Delaware partnership, Houston-Stafford Electrical Contractors LP, a Texas limited partnership, IES Management LP, a Texas limited partnership, Mills Electric LP, a Texas limited partnership, Pollock-Summit Electric LP, a

Texas limited partnership, and any partnership the interests in which are hereafter pledged by any Pledgor to the Secured Party to secure the payment and performance of the Secured Obligations.

         "Partnership Agreements" means (a) the Agreement of Limited Partnership of Haymaker Electric, Ltd., dated as of December 30, 1992, (b) the Second Amended and Restated Limited Partnership Agreement of Calhoun Electric Company, Ltd., dated as of October 1, 1997, (c) the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 2, 1996, as amended by the First Amendment to Amended and Restated Limited Partnership Agreement, dated as of May 1, 1997, (d) the Agreement of Limited Partnership of J.W. Gray Electrical Contractors LP, dated as of June 1, 1998, (e) the Agreement of General Partnership of Hatfield Reynolds Electric Company, dated as of February 2, 1998, (f) the Agreement of Limited Partnership of Houston-Stafford Electrical Contractors LP, dated as of June 5, 1998, (g) the agreement of limited partnership of IES Management LP, (h) the Agreement of Limited Partnership of Mills Electric LP, dated as of June 3, 1998, (i) the Agreement of Limited Partnership of Pollock Summit Electric LP, dated as of May 4, 1998, and (j) any partnership agreement of any future Partnership, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "Pledged Interests" means all of the outstanding limited and general partnership interests in the Partnerships, together with all distributions, cash, instruments, and other proceeds from time to time received or otherwise distributed in respect of the foregoing, including partnership interest rights, options, liquidating distributions, new partnership interests, or other properties or benefits to which any Pledgor may become entitled to receive on account of such property.

         "Proceeds" means all present and future proceeds of the Pledged Interests, whether arising from the collection, sale, exchange, assignment, or other disposition of any Pledged Interests, the realization upon any Pledged Interests, or any other transaction or occurrence, including all claims of such Pledgor against third parties for impairment, loss, or damage to any Pledged Interests, all proceeds payable under any put, call, hedge, or other protection for the value of any Pledged Interests, and all rights under any indemnity, warranty, or guaranty of or for any of the foregoing, whether such proceeds are represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.

         "Records" means all present and future contracts, accounting records, files, computer files, computer programs, and other records relating to the Partnership Agreements, Pledged Interests, and Proceeds.

        "Secured Obligations" means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Secured Party and the Banks (and with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under the Credit Agreement and the other Credit Documents, (b) all amounts now or hereafter owed by the Pledgors to the Secured Party and the Banks (and with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under the Guaranty, this Agreement, and the other Credit Documents, and (c) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations.

        "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas, as amended from time to time, and any successor statute.

Section 2. Grant of Security Interest. Each Pledgor hereby grants to the Secured Party a security interest in all of such Pledgor's right, title, and interest in and to the Collateral to secure the payment and performance of the Secured Obligations.

Section 3. General Provisions. Each Pledgor represents and warrants to and agrees with the Secured Party as follows:

        3.1 Ownership. Such Pledgor owns all of its rights in the Pledged Interests as set forth next to its name on Schedule I attached hereto, free and clear of any liens, security interests, assignments, options, adverse claims, restrictions, and other encumbrances whatsoever, and has the capacity to enter into modifications of the Partnership Agreement applicable to the Pledged Interests of such Pledgor without the consent of any other party other than the Secured Party. The Pledged Interests are duly authorized and validly issued and are fully paid and nonassessable. The Pledged Interests constitute 100% of the limited and general partnership interests in the Partnerships. No effective pledge or other transfer regarding the Pledged Interests of such Pledgor is in effect. No recorded financing statement or similar recording or filing covering any part of the Collateral is in effect or on file in any recording office, except those filed in connection with this Agreement. No Pledgor shall, without the prior written consent of the Secured Party, grant any lien, security interest, assignment, option, restriction, claim, or other encumbrance on or against the Collateral, or lease, sell, or otherwise transfer any of its rights in the Collateral, except (a) as permitted under the Credit Agreement, or (b) to the Secured Party pursuant to the terms of this Agreement.

        3.2      Perfection.

                 (a) Such Pledgor waives any provision of the Partnership Agreement applicable to the Pledged Interests of such Pledgor prohibiting or otherwise restricting the grant of the security interest hereunder. No consent of any Person is required for the grant by such Pledgor of the security interest in the Collateral granted hereunder or for the exercise by the Secured Party of its rights hereunder.

                 (b) As of the date of this Agreement, the true and correct name of such Pledgor as listed on such Pledgor's certificate of incorporation or formation is the name specified for such Pledgor on the signature pages of this Agreement. Such Pledgor has had no prior names other than those listed for such Pledgor in Schedule I to the Credit Agreement. Such Pledgor has not used and does not use any trade names other than those listed in Schedule I to the Credit Agreement. Without advance written notice to the Secured Party and reasonable opportunity for the Secured Party to take action to protect the Secured Party's interests hereunder, such Pledgor shall not change such Pledgor's name.

                 (c) As of the date of this Agreement, such Pledgor's chief executive office is located at the address listed for such Pledgor in
Schedule I to the Credit Agreement. Without advance written notice to the Secured Party and reasonable opportunity for the Secured Party to take action to protect the Secured Party's interests hereunder, such Pledgor shall not change the location of such Pledgor's chief executive office.

                 (d) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         3.3 Priority. The security interest created by this Agreement is first priority (except to the extent otherwise permitted in the Credit Agreement), and each Pledgor shall preserve and maintain the status of such security interest to the end that this Agreement shall remain a first priority security interest in the Collateral.

         3.4     Value.

                 (a) The Partnership Agreement applicable to the Pledged Interests of such Pledgor has been duly authorized, executed, and delivered by all parties thereto, and is in full force and effect, enforceable against all parties thereto in accordance with its terms, subject to bankruptcy and general principles of equity. An accurate and complete copy of such Partnership Agreement has been made available for review by the Secured Party in connection with the execution of this Agreement, and such Partnership Agreement has not been amended, supplemented, or otherwise modified, or performance thereunder waived.

                 (b) Such Pledgor shall furnish to the Secured Party promptly upon the giving or receipt thereof, copies of all material notices, requests, and other documents given to any party to the Partnership Agreement applicable to the Pledged Interests of such Pledgor or received by such Pledgor under such Partnership Agreement, and from time to time furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may reasonably request.

                 (c) Such Pledgor has performed all of its obligations under the Partnership Agreement applicable to the Pledged Interests of such Pledgor, and has no liability with respect to any additional capital contributions or other payment obligations thereunder. Such Pledgor shall use its commercially reasonable efforts to maintain the Partnership Agreement applicable to the Pledged Interests of such Pledgor in full force and effect.

                 (d) Such Pledgor shall not without the advance written consent of the Secured Party amend, supplement, or otherwise modify the Partnership Agreement applicable to the Pledged Interests of such Pledgor as in effect on the date hereof, waive performance under or terminate any provisions thereof, or consent to any of those actions. Such Pledgor shall not take any action in connection with such Partnership Agreement which materially impairs the value of the rights of the Secured Party therein, or consent to any such actions. If the Secured Party so requests, such Pledgor shall withhold from taking any action under such Partnership Agreement, or shall take such actions under such Partnership Agreement as the Secured Party may request.

                 (e) Such Pledgor shall not initiate any remedies or take any action to enforce such Pledgor's rights under the Partnership Agreement applicable to the Pledged Interests of such Pledgor without giving the Secured Party advance written notice of such Pledgor's intent to initiate such remedies or take such actions thereunder and the opportunity to consult with such Pledgor regarding such Pledgor's proposed actions.

         3.5     Use and Condition.

                 (a) So long as no Default or Event of Default shall exist and be continuing and until the Borrower has received notice from the Secured Party pursuant to Section 4.1(c) of this Agreement (which notice the Borrower shall promptly forward to the Pledgors), each Pledgor shall be entitled to receive and retain any cash dividends or distributions distributed in respect of the Pledged Interests of such Pledgor, provided that any: (i) non-cash dividends, distributions, instruments, and other property received or otherwise distributed in respect of or in substitution for any such Pledged Interests;
(ii) cash dividends and other distributions in connection with a partial or total liquidation or dissolution of any Partnership or in connection with a reduction of capital, capital surplus, or paid-in-surplus of any Partnership; and (iii) cash distributed in respect of a redemption of principal of, or in exchange for, any such Pledged Interests, shall be promptly delivered to the Secured Party for disposition in accordance with Section 4.3 and shall, if received by any Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of such Pledgor, and be promptly delivered to the Secured Party as Collateral in the same form as so received, with any necessary endorsement.

                 (b) With regard to the Pledged Interests of each Pledgor, so long as no Default or Event of Default shall exist and be continuing and until the Borrower has received notice from the Secured Party pursuant to
Section 4.1(d) of this Agreement (which notice the Borrower shall promptly forward to the Pledgors), each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Interests of such Pledgor for any purpose not inconsistent with the terms of this Agreement. The Secured Party shall execute and deliver (or cause to be executed and delivered) to such Pledgor any instruments that such Pledgor may reasonably request to enable such Pledgor to exercise the voting and other rights which it is entitled to exercise hereunder and to receive the dividends, distributions, or interest payments which it is authorized to receive and retain hereunder.

         3.6     Further Assurances.

                 (a) Each Pledgor agrees that at any time such Pledgor shall promptly execute and deliver all further agreements, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to further evidence the security interests granted or purported to be granted hereunder and perfect and protect the same or to enable the Secured Party to exercise and enforce its rights and remedies hereunder. Without limiting the foregoing, each Pledgor shall at the Secured Party's reasonable request: (i) mark conspicuously any tangible Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Collateral is subject to the security interest granted or purported to be granted hereunder; and (ii) execute financing statements, amendments and continuations of financing statements, and such other documents and agreements as the Secured Party may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereunder. Each Pledgor shall furnish to the Secured Party from time to time any statements and schedules further identifying and describing any of the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

                 (b) During the existence of an Event of Default, each Pledgor agrees that, if such Pledgor fails to perform under this Agreement, the Secured Party may, but shall not be obligated to, after written request to such Pledgor to perform, perform such Pledgor's obligations under this Agreement and any expenses reasonably incurred by the Secured Party in performing such Pledgor's obligations shall be paid by such Pledgor. Any such performance by the Secured Party may be made by the Secured Party in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Secured Party hereunder shall be conclusively established, absent manifest error, by a certificate of any officer of the Secured Party.

                 (c) Each Pledgor irrevocably appoints the Secured Party as such Pledgor's attorney in fact, with full authority to act during the existence of an Event of Default for such Pledgor and in the name of such Pledgor, to take any action and execute any agreement which the Secured Party deems necessary or advisable to accomplish the purposes of this Agreement, including taking actions the Secured Party is expressly authorized to take pursuant to this Agreement (such as the matters described in paragraph (b) above), instituting proceedings the Secured Party deems necessary or desirable to enforce the rights of the Secured Party with respect to this Agreement, and taking actions with respect to receiving, endorsing, and collecting instruments made payable to such Pledgor representing any dividend, interest payment, or other distribution in respect of the Pledged Interests of such Pledgor and giving full discharge for the same. Provided, that the Secured Party shall first request in writing that such Pledgor take actions and such Pledgor shall, after reasonable opportunity, have failed to do so.

                 (d) The powers conferred on the Secured Party under this Agreement are solely to protect its rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except as elsewhere provided hereunder, the Secured Party shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. The Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, rights of first refusal, or other matters relative to any Pledged Interests, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Interests.

         3.7 Pledgor Remains Liable. Anything herein to the contrary notwithstanding: (a) such Pledgor shall remain liable under the Partnership Agreement applicable to the Pledged Interests of such Pledgor to the extent set forth therein to perform such Pledgor's obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any rights hereunder shall not release such Pledgor from any obligations under such Partnership Agreement; and (c) Secured Party shall not have any obligation under such Partnership Agreement by reason of this Agreement, nor shall Secured Party be obligated to perform or fulfill any of the obligations of such Pledgor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment such Pledgor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

Section 4.       Remedies. During the continuation of any Event of Default:

        4.1      Interim Remedies.

                 (a) The Secured Party may exercise all the rights and remedies of a secured party under the UCC.

                 (b) The Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

                 (c) During the continuance of an Event of Default, following written notice to the Borrower (which notice the Borrower shall promptly forward to the Pledgors) and to the extent specified in such written notice, all rights of the Pledgors to receive cash dividends or distributions shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive such cash dividends. All cash dividends or distributions received by any Pledgor in violation of the foregoing shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party to be held as Pledged Interests in the same form as so received (with any necessary endorsement).

                 (d) During the continuance of an Event of Default, following written notice to the Borrower (which notice the Borrower shall promptly forward to the Pledgors) and to the extent specified in such written notice, all rights of the Pledgors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise under the Partnership Agreements and pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, and the Secured Party may instruct each Pledgor to take or not take action under the applicable Partnership Agreements. Following such notice from the Secured Party, each Pledgor authorizes all other parties to the Partnership Agreement applicable to the Pledged Interests of such Pledgor to follow the instructions of the Secured Party and ignore the instructions of such Pledgor with respect to such Pledgor's rights under such Partnership Agreement.

                 (e) During the continuance of an Event of Default, following written notice to the Borrower (which notice the Borrower shall promptly forward to the Pledgors) and to the extent specified in such written notice, the Secured Party shall have the right, without further notice to any Pledgor, to transfer or to register, in the name of the Secured Party or any of its nominees, any of the Pledged Interests.

                 (f) The Secured Party may require any Pledgor to promptly assemble any tangible Collateral of such Pledgor and make it available to the Secured Party at a place to be designated by the Secured Party. The Secured Party may occupy any premises owned or leased by any Pledgor where the Collateral is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Pledgor with respect to such occupation. The Secured Party shall have no obligation to take any action to assemble or otherwise take control of the Collateral, whether for the purposes of sale or otherwise.

                 (g) The Secured Party may take any action permitted under the Credit Agreement or other Credit Documents, including declaring the unpaid portion of the Secured Obligations to be immediately due and payable under the terms of the Credit Agreement.

         4.2     Foreclosure.

                 (a) The Secured Party may foreclose on the Collateral in any manner permitted by the courts of or in the State of Texas. If the Secured Party should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Secured Party may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

                 (b) The Secured Party may exercise all the rights and remedies of a secured party under the UCC, including foreclosure.

                          (i)     If, in the opinion of the Secured Party,
there is any question that a public or semipublic sale or distribution of any Collateral will violate any state or federal securities law, the Secured Party in its discretion (A) may offer and sell the Pledged Interests privately to purchasers who will agree to take them for investment purposes and not with a view to distribution, or (B) may, if lawful, sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not "commercially reasonable" because so made. Each Pledgor shall cooperate fully with Secured Party in all respects in selling or realizing upon all or any part of the Collateral. In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be necessary to permit the Secured Party to sell or otherwise dispose of any partnership interests pledged hereunder in compliance with such laws; provided that this Section 4.2(b)(i) shall not require any Pledgor to file a registration statement with respect to such partnership interests.

                          (ii)    The Secured Party may sell, after notice to
the Pledgor, any Collateral at public or private sale, at the office of the Secured Party or elsewhere, for cash or credit and upon such other terms as the Secured Party deems commercially reasonable. The Secured Party may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Each Pledgor hereby deems ten days advance notice of the time and place of any public or private sale reasonable notification, recognizing that if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of the Secured Party, the Secured Party shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Secured Party in relation to the sale shall be conclusive evidence of the truth of the matters so stated. The Secured Party may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.

         4.3 Application of Proceeds. Unless otherwise specified herein, any cash proceeds received by the Secured Party from the sale of, collection of, or other realization upon any part of the Collateral shall be applied by the Secured Party in accordance with and in the manner specified by Section 6.9 of the Credit Agreement.

         4.4 Waiver of Certain Rights. To the full extent each Pledgor may do so, no Pledgor shall insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and each Pledgor hereby waives and releases the same, and all rights to a marshaling of the assets of such Pledgor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. No Pledgor shall assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Secured Party under the terms of this Agreement.

Section 5.       Miscellaneous.

        5.1 Notices. All notices and other communications from the Secured Party to any Pledgor provided for in this Agreement shall be delivered or transmitted to the Borrower, and shall be deemed delivered to any such Pledgor upon delivery to the Borrower. All notices and other communications between the parties provided for in this Agreement shall be delivered or transmitted as provided in the Credit Agreement to the applicable address set forth therein.

        5.2 General. This miscellaneous provisions contained in Article 8 of the Credit Agreement are incorporated herein as if fully set forth herein. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement.

        5.3 Amendment and Restatement. This Agreement represents an amendment, restatement, and consolidation of the Pledge Agreements, each dated as of January 30, 1998, made by certain of the Pledgors in favor of NationsBank of Texas, N.A., predecessor in interest to NationsBank, N.A., as Secured Party, and all previous versions are deemed replaced hereby. The indebtedness secured under the prior versions of this Agreement continues to be secured under this version of this Agreement and the execution of this Agreement does not indicate a payment, satisfaction, novation, or discharge thereof. All security interests under the prior versions of this Agreement continue to secure such indebtedness under this version of this Agreement without impairment or interruption.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         Executed as of the date first above written.

                                           Pledgors:


                                           BW/BEC, INC.
                                           BW/BEC, LLC
                                           BW/CEC, INC.
                                           BW/CEC, LLC
                                           J.W. GRAY MANAGEMENT LLC
                                           HATFIELD ELECTRIC, INC.
                                           REYNOLDS ELECTRIC, CORP.
                                           GENERAL PARTNER, INC.
                                           CHARLES P. BAGBY COMPANY, INC.
                                           HOUSTON-STAFFORD MANAGEMENT LLC
                                           MILLS MANAGEMENT LLC


                                           By: /s/ JOHN F. WOMBWELL
                                              ----------------------------------
                                                   John F. Wombwell
                                                   Assistant Secretary



                                           J.W. GRAY HOLDINGS LLC
                                           HOUSTON-STAFFORD HOLDINGS LLC
                                           IES HOLDINGS, LLC
                                           MILLS ELECTRICAL HOLDINGS LLC


                                           By: /s/ TERRY EARNHART
                                              ----------------------------------
                                                   Terry Earnhart
                                                   Manager



                                           INTEGRATED ELECTRICAL FINANCE, INC.

                                           POLLOCK ELECTRIC INC.
                                           SUMMIT ELECTRIC OF TEXAS,
                                              INCORPORATED


                                           By: /s/ JOHN F. WOMBWELL
                                              ----------------------------------
                                                   John F. Wombwell
                                                   Secretary

                                           Secured Party:

                                           NATIONSBANK, N.A., as Agent


                                           By:  /s/  ALBERT L. WELCH
                                             ----------------------------------
                                                   Albert L. Welch
                                                   Vice President

                                 Schedule I
                                 ----------

                      Pledged Interests of each Pledgor

                     [NOTE: to be provided by Borrower]